An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular Subject To Completion

Dated June 22, 2018

ROOSHINE, INC.

Up to 500,000,000 Shares

of Common Stock

$5,000,000

Rooshine, Inc. (the “Company,” “we,” “us,” and “our”) is offering up to 500,000,000 shares of common stock for $0.01 per share, for gross proceeds of up to $5,000,000, before deduction of offering expenses, assuming all shares are sold (the “Offering”). The minimum investment established for each investor is $1,000, unless such minimum is waived by the Company in its sole discretion, which may be done on a case-by-case basis. There is no minimum aggregate offering amount and no provision to return investor funds if any minimum amount of shares is not sold.

Shares offered by the Company will be sold by our directors and executive officers. We may also elect to engage licensed broker-dealers. No sales agents have yet been engaged to sell shares. All shares will be offered on a “best-efforts” basis.

We expect to commence the Offering on the date on which the Offering Statement of which this Offering Circular is a part (this “Offering Circular”) is qualified by the Securities and Exchange Commission (“SEC”) and will terminate one year thereafter or once all offered securities are sold, whichever occurs first. Notwithstanding the foregoing, the Company may extend the offering by an additional 90 days or terminate the offering at any time.

Our common stock is not now listed on any national securities exchange; however, our stock is quoted on OTC Markets Pink marketplace under the trading symbol “RSAU.” There is currently only a limited market for our securities. There is no guarantee that our securities will ever trade on any listed exchange or be quoted on the OTCQB or OTCQX marketplaces.

This offering is being made pursuant to Tier 1 of Regulation A following the Offering Circular disclosure format.

Title of each class of securities to be registered	Amount maximum to be registered	Proposed offering price per share	Proposed maximum aggregate offering price	Commissions and Discounts (1)	Proceeds to Company (2)
Common Stock	500,000,000	$0.01	$5,000,000	$0	$5,000,000

(1) We may offer shares through registered broker dealers, although at this time, we have not determined if we will require these services, and therefore have not selected such a selling agent.

(2) We estimate that our total expenses for this offering will be $50,000.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” on Page 5.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

105 Pine Creek Trail, Ormond Beach, Florida 32174

(386) 673-7246; www.drinkRooshine.com

Offering Circular Date:               , 2018

Below are examples of several of the products we plan to distribute, once commercially available:

ROOSHINE WHISKY

40%alc

Why wait 25 years to enjoy unique aged flavors? With our Australian grain liquor and our bespoke aging system we can age our whisky through many different types of oak barrels and woods including Australian and Tasmanian. By doing so we draw out sophisticated flavors that leave a lingering smooth taste which makes you want to come back for more, without having to wait.

ROOSHINE VODKA

40%alc

With a crystal clear and smooth body this vodka gives you an unexpected bite from beyond.

Although it is a confident drink to stand alone and be enjoyed on the rocks, it also makes the perfect companion for any cocktail; with Rooshine Vodka nobody goes home alone.

ROOSHINE DARK RUM

40%alc

You are instantly confronted with the rich dark molasses of this rum. Complimented by a perfect blend of nutty coffee flavors that come through the aging process, giving this rum a smooth bite, complex scents and rugged flavors. With this rum you are free to explore your dark side and try something new.

ROOSHINE BILLABONG HONEY WHISKY

40%alc

A billabong in the outback is a wild natural area created during the wet seasons, life develops around these pools or streams of excess rain water creating, a sometimes temporary, explosion of plant and animal life around it.
This wild honey produces a strong complex flavor that lingers and adds a seductive body. Only real Australian honey is used in RooShine, no imitations.

ROOSHINE BLACK SPICED RUM

40%alc

Sweet exotic spices penetrate an already sultry rum. Aged and built from a Treasure trove of native Australian grown ingredients full of unique flavors, from burnt oaks to gently toasted nuts, herbs and spices.
This rum invokes your right of parlay and makes your ship mates call for more.

ROOSHINE BOURBON

40%alc

Our Bourbon is developed with double chard oak barrels and woods for an extra smooth finish that teases sweetness. This allows the flavors to linger and the taste of the remarkable Australian and tasmanian woods to come through exposing the vanilla and caramel subtleties. The bold ruby color is drawn from our burgundy barrels.
This is a drink that compliments the BBQ in every way.

USE OF MARKET AND INDUSTRY DATA

This Offering Circular includes market and industry data that we have obtained from third-party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management has developed its knowledge of such industries through its experience and participation in these industries. While our management believes the third-party sources referred to in this Offering Circular are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this Offering Circular or ascertained the underlying economic assumptions relied upon by such sources. Furthermore, internally prepared and third-party market prospective information, in particular, are estimates only and there will usually be differences between the prospective and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material. Also, references in this Offering Circular to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this Offering Circular.

Solely for convenience, we refer to our trademarks in this Offering Circular without the ® or the ™ or symbols, but such references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights to our own trademarks. Other service marks, trademarks and trade names referred to in this Offering Circular, if any, are the property of their respective owners, although for presentational convenience we may not use the ® or the ™ symbols to identify such trademarks.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to protect our brand and reputation;

•	Our ability to repay our debts;

•	Our ability to rely on third-party suppliers outside of the United States;

•	Our ability to evaluate and measure our business, prospects and performance metrics;

•	Our ability to compete and succeed in a highly competitive and evolving industry; and

•	Our ability to respond and adapt to changes in technology and customer behavior.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY INFORMATION

This summary highlights some of the information in this Offering Circular. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire circular, including the section entitled “Risk Factors,” before making a decision to invest in our securities. Unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” refer to Rooshine, Inc.

Overview

The Company was formed under the laws of the State of Nevada in April 1998. The Company’s business is currently focused on the importation, distribution and sale of alcoholic spirits. On April 1, 2018, the Company entered into a Brand Licensing Agreement with Cloudburst Distribution Pty Ltd., an Australian corporation (“Cloudburst”), to be the exclusive distributor of Cloudburst’s Rooshine brand of spirits in North America. The Company’s name represents a combination of Kangaroo and Moonshine made in Australia.

Cloudburst created the Rooshine brand in order to develop a line of spirits that will be infused with Australian-grown ingredients Smoked Kangaroo, Crocodile and Emu. Some examples of the products that Cloudburst is developing, and which the Company will distribute once commercially available, include:

•	Rooshine Bourbon is developed with dark chard oak barrels and woods for an extra smooth finish that teases sweetness. This process allows the flavors to linger and the taste of the Australian and Tasmanian woods to come through exposing vanilla and caramel subtleties. The bold ruby color is drawn from our burgundy barrels.

•	Smoked Croc Rooshine Bourbon is distilled from grain with natural flavorings and later infused with smoked crocodile meat using traditional distillation techniques to create a uniquely Australian taste.

•	Rooshine Whisky is a grain liquor with an aging system in which we age our whisky through many different types of oak barrels and woods containing Australian and Tasmanian ingredients. This process draws out sophisticated flavors that leave a lingering smooth taste.

•	Rooshine Billabong Honey Whisky produces a strong and complex flavor that lingers and contains a seductive body. Real Australian honey is used in this Whisky.

•	Smoked Emu Rooshine Honey Whisky has Australian honey provides a strong and complex base flavor for this Whisky that is infused with Smoked Emu to provide an exciting and unique taste profile.

•	Smoked Roo Rooshine Whisky has the intricate lingering flavor of the Australian honey offsets the whole bodied accent of the infused Smoked Kangaroo.

•	Rooshine Vodka, with a crystal-clear color and smooth body, Rooshine vodka gives an unexpected bite. This vodka can be enjoyed alone on the rocks but is also a perfect companion to any cocktail.

•	Rooshine Dark Rum contains a rich dark molasses complimented by a perfect blend of nutty coffee flavors that come through in the aging process. The aging process gives this rum a smooth bite, complex scents and rugged flavors.

•	Rooshine Spiced Rum contains sweet, exotic spices and a range of native Australian grown ingredients full of unique flavors, such as burnt oaks to gently tossed nuts, herbs and spices.

Currently, none of these products are commercially available for sale in Australia or North America. There can be no assurances that Cloudburst will ever complete development of such products, or that the Company will be able to distribute such finished products into North America.

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Going Concern

The Company has suffered losses and has experienced negative cash flows from operations, which, absent revenues, raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Corporate Information

Our principal executive offices are located at 105 Pine Creek Trail, Ormond Beach, Florida 32174. Our telephone number is (386) 673-7246. The address of our website is www.drinkRooshine.com. Information contained on or accessible through our website is not a part of this Offering Circular and should not be relied upon in determining whether to make an investment decision.

The Company’s securities are currently quoted on the OTC Markets Group Inc.’s OTC Pink marketplace under the symbol “RSAU.”

The Offering

This Offering Circular relates to the sale of up to 500,000,000 shares of our common stock, through the efforts of the company’s executive officers and directors, at a price of $0.01 per share, for total gross offering proceeds of up to $5,000,000 if all offered shares are sold. The minimum amount established for investors is $1,000, unless such minimum is waived by the Company, in its sole discretion, on a case-by-case basis. There is no minimum aggregate offering amount and the Company does not intend to escrow any investor funds or return investor funds if any minimum number of shares is not sold. All money we receive from the offering will be immediately available to us for the uses set forth in the “Use of Proceeds” section of this Offering Circular.

Shares offered by the Company will be sold by our directors and executive officers. We may also elect to engage registered broker-dealers. No sales agents have yet been engaged to sell shares. All shares will be offered on a “best-efforts” basis. Investors may be publicly solicited provided the “blue sky” regulations in the states in which the Company solicits investors allow such solicitation.

This offering will terminate one year after the Offering Statement of which this Offering Circular is a part is qualified by the SEC, or once all offered securities are sold, whichever occurs first. Notwithstanding the foregoing, the Company may extend the offering by an additional 90 days or terminate the offering at any time.

Issuer in this Offering:	Rooshine, Inc.

Securities offered:	Common stock

Common stock to be outstanding before this Offering:	485,317,243

Common stock to be outstanding after this Offering:	985,317,243

Price per share:	$0.01

Maximum Offering amount:	500,000,000 shares, assuming the maximum number of shares are sold

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Use of proceeds:

We estimate that the net proceeds to us from this Offering, after deducting estimated Offering expenses, will be approximately $4,950,000, assuming the maximum number of shares are sold.

Assuming the maximum number of shares of common stock are sold, we intend to use the net proceeds from this Offering for payroll, the purchase of inventory, the payment of importation duties, towards the cost of product distribution, and for costs associated with sales and marketing, including fees relating to attendance and presentations at expos, conventions, and shows. Notwithstanding the foregoing, our management will have broad discretion over how these proceeds are used. For additional information, see “Use of Proceeds.”

Dividend policy:	Holders of our common stock are only entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for dividends. We do not intend to pay dividends for the foreseeable future. Our ability to pay dividends to our stockholders in the future will depend on regulatory restrictions, liquidity and capital requirements, our earnings and financial condition, the general economic climate, contractual restrictions, our ability to service any equity or debt obligations senior to our common stock and other factors deemed relevant by our board of directors. For additional information, see “Dividend Policy.”

Risk factors:	Investing in our common stock involves risks. See “Risk Factors” for a discussion of certain factors that you should carefully consider before making an investment decision.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department.

RISK FACTORS

In addition to the other information provided in this offering circular, you should carefully consider the following risk factors in evaluating our business and before purchasing any of our common stock. All material risks identified by the Company are discussed in this section.

We are subject to a number of risks, including risks that may prevent us from achieving our business objectives or that may adversely affect our business, financial condition, results of operations, cash flows and prospects. You should carefully consider the risks discussed in this section.

Risks Related to our Business

We will incur significant costs as a result of being publicly traded, including the cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements.

As a publicly traded company, we will incur significant legal, accounting and other expenses. In addition, the Sarbanes-Oxley Act and related rules implemented by the SEC have mandated changes in the corporate governance practices of publicly traded companies. We expect these rules and regulations to increase our legal and financial compliance costs and to make our activities more time-consuming and costly. For example, any failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business and share price. As a result of the need for these internal controls and our management team’s lack of experience with publicly traded companies, we may need to hire additional compliance, accounting and financial staff with appropriate public company experience and technical knowledge, and we may not be able to do so in a timely fashion. As a result, we may need to rely on outside consultants to provide these services for us. These obligations will increase our operating expenses and could divert our management’s attention from our operations.

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Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

Although the Company is confident with its accounting firm’s performance, we are not required to have our financials audited by a certified Public Company Accounting Oversight Board (“PCAOB”). As such, our accountants do not have a third party reviewing the accounting. Our accountants may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean that our unaudited financials may not properly reflect up to date standards and treatments resulting misstated financials statements.

Our financial statements may be materially affected if our estimates prove to be inaccurate as a result of our limited experience in making critical accounting estimates.

Financial statements prepared in accordance with GAAP require the use of estimates, judgments and assumptions that affect the reported amounts. Different estimates, judgments and assumptions reasonably could be used that would have a material effect on the financial statements, and changes in these estimates, judgments and assumptions are likely to occur from period to period in the future. These estimates, judgments and assumptions are inherently uncertain, and, if they prove to be wrong, then we face the risk that charges to income will be required. In addition, because we have limited to no operating history and limited experience in making these estimates, judgments and assumptions, the risk of future charges to income may be greater than if we had more experience in these areas. Any such charges could significantly harm our business, financial condition, results of operations and the price of our securities. See “Management’s Discussion and Analysis” and Note 2 of the financial statements for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our business, financial condition and results of operations.

Because we have limited operating history in our newly adopted industry, it is difficult to evaluate our business.

We have received no revenues from operations relating to our Rooshine business line and have limited assets. We have yet to generate positive earnings from the sale of our products and there can be no assurance that we will ever operate profitably. Although we were organized in 1998, our company has had no operating history in our newly adopted industry and should be considered in the development stage. Our success is significantly dependent on the successful building and development of our brand awareness. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. If we are unable to execute our plans and grow our business, either as a result of the risks identified in this section or for any other reason, this failure would have a material adverse effect on our business, prospects, financial condition and results of operations. Risks for companies in the development stage can include, but are not limited to:

•	Lack of sufficient financing;

•	Insufficient distribution channels;

•	Lack of market acceptance for products; and

•	Competition from more established and better capitalized companies.

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Our new business line has limited to no operating history, which may make it difficult to evaluate our current business and predict our future performance.

Our lack of operating history makes it difficult to accurately evaluate our business and predict our future performance. Any assessments of our current business and predictions that we or you make about our future success or viability may not be as accurate as they could be if we had an operating history. We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly changing industries, and the size and nature of our market opportunity may change as we scale our business and begin distribution of our products. If we do not address any of the foregoing risks, our business could be harmed.

We have incurred net losses since our inception and expect losses to continue.

We have not been profitable since our inception. We have generated limited revenues from operations and do not expect to generate significant revenues from operations unless and until we are able to bring our concept to the market place. There is a risk that we may never bring our concept to the market place or that our business concept will attract customers. In addition, there is no guarantee and that our operations will be profitable in the future and you could lose your entire investment.

One of the biggest challenges facing us will be in securing adequate capital to continue to expand our business and increase operations. Secondarily, an ongoing challenge remains the maintenance of an efficient operating structure and business model. We must keep our expenses and the costs of marketing and distribution at a minimum in order to generate a profit from the revenues that we anticipate receiving from the sales of our product. Third, in order to expand, we will need to continue implementing effective sales and marketing strategies to reach and forge new business markets and consumers. We have devised our initial sales, marketing and advertising strategies. We will need to continue to refine these strategies and skillfully implement them in order to achieve ongoing and long-term success in our business. Fourth, we will continuously identify, attract, solicit and manage potential employee talent, which requires us to consistently recruit, incent and monitor various employees. These tasks require significant time and attention from our management and employees may nevertheless become dissatisfied with their respective tenure with us.

Due to financial constraints and the early stage of our operations, we have to date conducted only limited advertising and marketing to reach customers. In addition, we have not yet located the sources of funding for further development on a broader scale through acquisitions or other major partnerships. If we were unable to locate such financing and/or later develop strong and reliable sources of potential new business relationships and a means to efficiently reach new business partners and customers, it is unlikely that we will be able to develop our proposed expanded operations and business plan. Moreover, the above assumes that our products are consistently met with client satisfaction in the marketplace and exhibit steady success amongst the potential customer base, neither of which is reasonably predictable or guaranteed.

We cannot predict when or if we will produce revenues.

The Company generated no revenues for the year ended December 31, 2017. In order for us to continue with our plans and open our business, we must raise capital. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this Offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business.

Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of our control, which could cause fluctuations in the price of our securities.

We are subject to the following factors that may negatively affect our operating results:

•	the announcement or introduction of new products by our competitors;

•	our ability to upgrade and develop our systems and infrastructure to accommodate growth;

•	our ability to attract and retain key personnel in a timely and cost effective manner;

•	technical difficulties;

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•	the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations and infrastructure;

•	our ability to identify and enter into relationships with appropriate and qualified third-party providers for necessary development and manufacturing services;

•	regulation by federal, state or local governments; and

•	general economic conditions, as well as economic conditions specific spirits, and packaging industries.

As a result of our lack of operating history in our current business line and the nature of the markets in which we compete, it is difficult for us to forecast our revenues or earnings accurately. As a strategic response to changes in the competitive environment, we may from time to time make certain decisions concerning expenditures, pricing, service or marketing that could have a material and adverse effect on our business, results of operations and financial condition. Due to the foregoing factors, our quarterly revenues and operating results are difficult to forecast.

We may require additional financing to sustain or grow our operations.

We estimate that we will receive net proceeds from this Offering of approximately $4,950,000, based on an assumed initial public offering price of $0.01 per share, and after deducting the estimated expenses of this Offering. Especially if we do not raise the full amount we expect to raise in this Offering, we may need to borrow funds or raise additional equity capital to sustain our operations. In addition, our growth will be dependent on our ability to access additional equity and debt capital after this Offering is completed. Moreover, part of our business strategy may involve the use of debt financing to increase potential revenues. Our inability in the future to obtain additional equity capital or a corporate credit facility on attractive terms, or at all, could adversely impact our ability to execute our business strategy, which could adversely affect our growth prospects and future stockholder returns.

We may not be able to manage successfully our growth resulting in possible failure or flawed implementation of our business plan.

While we believe that distribution of our products can be readily scaled to accommodate large volumes, we cannot be certain of that belief until such scaling occurs. In addition, significant growth will require more than marketing capabilities, capabilities such as its operating and financial procedures and controls, replacing or upgrading our operational, financial and management information systems and attracting, training, motivating, managing and retaining key employees. If our executives are unable to manage growth effectively, our business, results of operations and financial condition could be materially adversely affected.

Competition from beverage manufacturers may adversely affect our distribution relationships and may hinder development of our existing markets, as well as prevent us from expanding our markets.

The beverage industry is highly competitive. We will compete with other beverage companies not only for consumer acceptance but also for shelf space in retail outlets and for marketing focus by our distributors, all of whom also distribute other beverage brands. Our products will compete with a wide range of drinks produced by a relatively large number of manufacturers, most of which have substantially greater financial, marketing and distribution resources than ours. Some of these competitors are placing severe pressure on independent distributors not to carry competitive sparkling brands such as ours. We will also compete with regional beverage producers and “private label” drink suppliers.

Increased competitor consolidations, market-place competition, particularly among branded beverage products, and competitive product and pricing pressures could impact our earnings, market share and volume growth. If, due to such pressure or other competitive threats, we are unable to sufficiently maintain or develop our distribution channels, we may be unable to achieve our current revenue and financial targets. As a means of maintaining and expanding our distribution network, we intend to introduce product extensions and additional brands. We may not be successful in doing this and other companies may be more successful in this regard over the long term. Competition, particularly from companies with greater financial and marketing resources than ours, could have a material adverse effect on our ability to establish and expand the market for our products.

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Our strategic plan involves significant investment in the aging of barreled distillate. Decisions concerning the quantity of maturing stock of our aged distillate could materially affect our future profitability.

There is an inherent risk in determining the quantity of maturing stock of aged distillate to be warehoused in a given year for future sales, as a result of changes in consumer demand, pricing, new brand launches, changes in product cycles, and other factors. While the Company intends to use an innovative new aging system that allows it to age a barrel of whiskey for one to seven days and reach similar results as a barrel aged for three to five years, demand for products can change significantly between the time of production and the date of sale. It may be more difficult to make accurate predictions regarding new products and brands in the future. Inaccurate decisions and/or estimations could lead to an inability to supply future demand or lead to a future surplus of inventory and consequent write-down in the value of maturing stocks of aged distillate. As a result, our business, financial condition, or results of operations could be materially adversely affected.

If the brands we develop or acquire do not achieve consumer acceptance, our growth may be limited, which could have a material adverse impact on our business, financial condition, or results of operations.

A component of our strategic plan is to develop our own brands, particularly whiskeys. Risks related to this strategy include:

•	Because our brands, as licensed from Cloudburst, are early in their growth cycle or have not yet been developed, they have not achieved extensive brand recognition. Accordingly, if consumers do not accept our brands, we will not be able to penetrate our markets and our growth may be limited.

•	We will depend, in part, on the marketing initiatives and efforts of our independent distributors in promoting our products and creating consumer demand, and we have limited, or no, control regarding their promotional initiatives or the success of their efforts.

•	We will depend on both in-house and independent distributors to distribute our products. The failure or inability of even a few of our independent distributors to adequately distribute our products within their territories could harm our sales and result in a decline in our results of operations.

•	We will compete for shelf space in retail stores and for marketing focus by our independent distributors, most of whom carry extensive product portfolios, with most products in such portfolios being better established than our brands.

•	The laws and regulations of several states prohibit changes of independent distributors, except under certain limited circumstances, making it difficult to terminate an independent store or licensee distributor for poor performance without reasonable cause, as defined by applicable statutes. Any difficulty or inability to replace independent distributors, poor performance of our major independent distributors or our inability to collect accounts receivable from our major independent distributors could harm our business. There can be no assurance that the independent distributors and retailers we use will continue to purchase our products or provide our products with adequate levels of promotional support.

•	Our brands compete with other brands by bulk alcohol distributors.

We may be subject to litigation directed at the beverage alcohol industry.

Companies in the beverage alcohol industry are, from time to time, exposed to class action or other litigation relating to alcohol advertising, product liability, alcohol abuse problems or health consequences from the misuse of alcohol. Such litigation may result in damages, penalties or fines as well as damage to our reputation, which could have a material adverse effect on our business, financial condition, or results of operations.

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Litigation could adversely affect us by distracting management, increasing our expenses or subjecting us to material money damages and other remedies.

Our customers could file complaints or lawsuits against us alleging that we are responsible for some illness or injury their customers suffered at or after a visit to their stores, or that we have problems with food quality or operations. We are also subject to a variety of other claims arising in the ordinary course of our business, including personal injury claims, contract claims and claims alleging violations of federal and state law regarding workplace and employment matters, discrimination and similar matters, and we could become subject to class action or other lawsuits related to these or different matters in the future. Regardless of whether any claims against us are valid, or whether we are ultimately held liable, claims may be expensive to defend and may divert time and money away from our operations and hurt our performance. A judgment significantly in excess of our insurance coverage for any claims could materially and adversely affect our financial condition or results of operations. Any adverse publicity resulting from these allegations may also materially and adversely affect our reputation or prospects, which in turn could adversely affect our results. The food and beverage services industry has been subject to a growing number of claims based on the nutritional content of food products they sell and disclosure and advertising practices. We may also be subject to this type of proceeding in the future and, even if not, publicity about these matters (particularly directed at convenience stores and other approved channels, the quick-service and fast-casual segments of the industry) may harm our reputation or prospects and adversely affect our business, financial condition or results of operations.

Product recalls or other product liability claims could materially and negatively affect our business.

Selling products for human consumption involves inherent legal and other risks, including product contamination, spoilage, product tampering, allergens, or other adulteration. We could decide to, or be required to, recall products due to suspected or confirmed product contamination, adulteration, misbranding, tampering, or other deficiencies. Although we maintain product recall insurance, product recalls or market withdrawals could result in significant losses due to their costs, the destruction of product inventory, and lost sales due to the unavailability of the product for a period of time. We could be adversely affected if our customers lose confidence in the safety and quality of certain of our products, or if consumers lose confidence in the food and beverage safety system generally. Negative attention about these types of concerns, whether or not valid, may damage our reputation, discourage consumers from buying our products, or cause production and delivery disruptions.

We may also suffer losses if our products or operations cause injury, illness, or death. In addition, we could face claims of false or deceptive advertising or other criticism. A significant product liability or other legal judgment or a related regulatory enforcement action against us, or a significant product recall, may materially and adversely affect our reputation and profitability. Moreover, even if a product liability or other legal or regulatory claim is unsuccessful, has no merit, or is not pursued, the negative publicity surrounding assertions against our products or processes could have a material adverse effect our business, financial condition, or results of operations.

We could face liability from our customers, suppliers or government.

A customer, supplier or government agency may bring legal action against us based on the customer/supplier relationships. Various state and federal laws govern our relationship with customers and suppliers. If we fail to comply with these laws, we could be liable for damages to customers or suppliers and fines or other penalties. Expensive litigation with our customers/suppliers or government agencies may adversely affect both our profits and our important relations with our customer/suppliers.

A change in public opinion about alcohol could reduce demand for our products.

For many years, there has been a high level of social and political attention directed at the beverage alcohol industry. The attention has focused largely on public health concerns related to alcohol abuse, including drunk driving, underage drinking, and the negative health impacts of the abuse and misuse of beverage alcohol. Anti-alcohol groups have, in the past, advocated successfully for more stringent labeling requirements, higher taxes, and other regulations designed to discourage alcohol consumption. More restrictive regulations, higher taxes, negative publicity regarding alcohol consumption and/or changes in consumer perceptions of the relative healthfulness or safety of beverage alcohol could decrease sales and consumption of alcohol, and thus, the demand for our products. This could, in turn, significantly decrease both our revenues and our revenue growth and have a material adverse effect on our business, financial condition, or results of operations.

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We are subject to extensive regulation, and compliance with existing or future laws and regulations may require us to incur substantial expenditures or require us to make product recalls.

We are subject to a broad range of federal, state, local and foreign laws and regulations intended to protect public health and the environment. Our operations are also subject to regulation by various federal agencies, including the Alcohol and Tobacco Tax and Trade Bureau, the Occupational Safety and Health Administration, the Food and Drug Administration and the Environmental Protection Agency, and by various state and local authorities. Such regulation covers virtually every aspect of our operations, including production facilities, marketing, pricing, labeling, bottling, packaging, advertising, water usage, waste water discharge, disposal of regular waste and/or hazardous waste, emissions and other matters. Violations of any of these laws and regulations may subject us to administrative, civil or criminal penalties; permit suspension, revocation or other modification; performance of environmental investigatory or remedial activities; voluntary or involuntary product recalls; or a cease and desist order against operations that are not in compliance. Furthermore, failure to fully comply with these laws and regulations may cause our product to be delayed and/or seized by the Customs and Border Protection. These laws and regulations may change in the future and we may incur material costs in our efforts to comply with current or future laws and regulations or to affect any product recalls. These matters may have a material adverse effect on our business.

We are subject to risk associated with natural disasters, climate change and extreme weather.

Weather conditions may have a material adverse effect on our sales or on the price of grain used to produce spirits.

We operate in an industry where performance is affected by the weather. Changes in weather conditions may result in lower consumption of vodka and other alcoholic beverages. In particular, unusually cold spells in winter or high temperatures in the summer can result in temporary shifts in customer preferences and impact demand for the alcoholic beverages we produce and distribute. Similar weather conditions in the future may have a material adverse effect on our sales which could affect our business, financial condition and results of operations. In addition, inclement weather may affect the availability of grain used to produce raw spirit, which could result in a rise in raw spirit pricing that could negatively affect margins and sales.

Our business is subject to seasonality that may affect our quarterly operating results.

Our business is dependent on weather conditions and subject to seasonality. Lower demand for liquor occurs during the first three fiscal quarters, which can result in seasonal financial results in certain markets in which we operate. Historically, sales in the fourth quarter have been significantly higher than in the other quarters of the year due to higher demand for spirits during the holiday season. Results of a single financial quarter might therefore not be a reliable basis for the expectations of a full fiscal year and may not be comparable with the results in the other financial quarters. Seasonality effects may also increase our working capital requirements. In addition, any interruptions during our peak production season, could materially adversely affect our business, financial condition and results of operations if they occur with unusual intensity or last for an extended period of time.

We face risk related to changes in the global economic environment.

Our business may be impacted by the weak United States and global economic conditions, which are increasingly volatile. General business and economic conditions that could affect us include short-term and long-term interest rates, unemployment, inflation, fluctuations in debt markets and the strength of the United States economy and the local economies in which we operate. While currently these conditions have not impaired our ability to access credit markets and finance our operations and acquisitions, there can be no assurance that there will not be a further deterioration in the financial markets.

There could be a number of other effects from these economic developments on our business, including reduced consumer demand for products; insolvency of our customers, resulting in increased provisions for credit losses; decreased customer demand, including order delays or cancellations and counterparty failures negatively impacting our results of operations, business and financial results.

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Changes in consumer spending could have a negative impact on our financial condition and business results.

Liquor sales depend upon a number of factors related to the level of consumer spending, including the general state of the economy, federal and state income tax rates, deductibility of business entertainment expenses under federal and state tax laws, and consumer confidence in future economic conditions. Changes in consumer spending in these and other areas can affect both the quantity and the price of wines that customers are willing to purchase at restaurants or through retail outlets and may decrease consumer interest. Reduced consumer confidence and spending may result in reduced demand for our products, limitations on our ability to increase prices and increased levels of selling and promotional expenses. This, in turn, may have a considerable negative impact upon our sales and profit margins.

Disruption in the supply or shortage of oak barrels could negatively affect our business.

Although Cloudburst has informed us that plans to stock barrels from over twenty different suppliers in several different countries, and Origin Distillery has assured us that it is able to utilize used barrels and reuse the barrels it already owns, new oak barrels are available from only a few sources and the industry is currently experiencing a shortage of oak barrels compared to the rapidly increasing demand for products aged in these barrels. A shortage of barrels could limit our downstream ability to fulfill our existing customer arrangements and our ability to lay out stock for our own use in future years. The effect of our inability to stock for our own use could limit future growth.

Changes in the prices of supplies and raw materials could have a material adverse effect on our business.

Prices for raw materials used for spirits production may take place in the future, and our inability to pass on these increases to our customers could reduce our margins and profits and have a material adverse effect on our business. We cannot assure you that the price of raw spirits will not continue to increase and cannot assure you that we will not lose the ability to maintain our inventory of raw spirits, either of which would have a material adverse effect on our financial condition and results of operations, as we may not be able to pass this cost on to the consumers.

An interruption of operations, a catastrophic event at our facilities, or a disruption of transportation services could negatively affect our business.

Although we will maintain insurance coverage for various property damage and loss events, an interruption in or loss of operations at any of our production facilities could reduce or postpone production of our products, which could have a material adverse effect on our business, results of operations, or financial condition. To the extent that our value-added products rely on unique or proprietary processes or techniques, replacing lost production by purchasing from outside suppliers would be difficult.

Our suppliers will store a substantial amount of barreled inventory. If there was a catastrophic event and the spirits stored in the barrels intended for our warehouses were destroyed or otherwise rendered unsaleable, our customers’ business could be adversely affected. Besides reduction in supply of the affected product or products and could affect our long-term growth, the loss of a significant amount of our aged inventory through fire, natural disaster, or otherwise, could result in customer claims against us.

Similarly, a disruption in transportation services or other supply chain logistics could result in difficulties supplying materials to our facilities and impact our ability to deliver products to our distributors and customers in a timely manner, and our business, financial condition, or results of operations could be adversely affected.

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An increase in excise taxes or government could have a material adverse effect on the Company’s business.

In the United States, the United Kingdom, Australia and other countries in which the Company intends to have supply chain partners or intends to operate, the Company is subject to imposition of excise and other taxes on beverage alcohol products in varying amounts that have been subject to change. Significant increases in excise or other taxes on beverage alcohol products could materially and adversely affect the Company's financial condition or results of operations. Recently, many states have considered proposals to increase, and some of these states have increased, state alcohol excise taxes. In addition, the beverage alcohol products industry is subject to extensive regulation by federal, state, local and foreign governmental agencies concerning such matters as licensing, trade and pricing practices, permitted and required labeling, advertising and relations with wholesalers and retailers. Certain federal and state regulations also require warning labels and signage. New or revised regulations or increased licensing fees, requirements or taxes could also have a material adverse effect on the Company's financial condition or results of operations.

We lack sales, marketing and distribution capabilities and depend on third parties to market our services.

We have minimal personnel dedicated solely to sales and marketing of our services and therefore we must rely primarily upon third party distributors to market and sell our services. These third parties may not be able to market our product successfully or may not devote the time and resources to marketing our services that we require. We also rely upon third party carriers to distribute and deliver our services. As such, our deliveries are to a certain extent out of our control. If we choose to develop our own sales, marketing or distribution capabilities, we will need to build a marketing and sales force with technical expertise and with supporting distribution capabilities, which will require a substantial amount of management and financial resources that may not be available. If we or a third party are not able to adequately sell and distribute our product, our business will be materially harmed.

Because of our dependence on a product line, our failure to generate revenues from this product line will impair our ability to operate profitably.

We are currently dependent on a main product line, which is not yet in production or available for distribution in the United States, to generate revenues. While we anticipate trying to expand our product offerings as our business expands, we expect that this one product will continue to account for a large portion of our revenues for the foreseeable future. Any factors adversely affecting the pricing of, demand for, or market acceptance of our product line, including increased competition, could cause our revenues to decline and our business and future operating results to suffer.

We may rely on the performance of wholesale distributors and other marketing arrangements and could be adversely affected by consolidation, poor performance or other disruptions in our distribution channels and customers.

As contemplated by the Company’s service agreement with Park Street, our products may be sold through wholesale distributors for resale to retail outlets. The replacement, poor performance or financial default of a major distributor or one of its major customers could adversely affect our business. Industry consolidation could also adversely affect our margins and profitability. Though large customers can offer efficiencies and unique opportunities, they can also seek to make significant changes in their volume of purchases, represent a large number of competing products, negotiate more favorable terms and seek price reductions, which could negatively impact our financial results.

We do not currently have long-term contracts with our anticipated distributors, and the anticipated distributors refusal to enter into contracts with the Company could impact our business.

With the exception of a distribution letter agreement with an operator of hotels in New York and Pennsylvania called the Christian Fellowship Council (“CFC”), the Company does not have any long-term contracts with any of its potential distributors and retailers. As a result, we cannot promise that other distributors and retailers will want to enter into contracts with our Company upon the closing of this offering. If certain significant distributors, individually or in the aggregate, refuse to accept our products for distribution, we may be unable to change our distribution to other retailers in a timely manner, which could have a material adverse effect on our financial condition and results of operations. Additionally, If the Company is unable to enter or negotiate contracts on acceptable terms, it may not be able to distribute the Company’s products in commercial quantities or in a cost-effective manner.

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Our operations may be adversely affected by failure to maintain or renegotiate distribution, supply, manufacturing or license agreements on favorable terms.

We intend to enter into a number of distribution, supply, manufacturing and license agreements for our products. These agreements may vary depending on the particular supply and/or product but tend to be for a fixed number of years. There can be no assurance that we will be able to renew these agreements on favorable terms or that these agreements will not be terminated. Termination of these agreements or failure to renew these agreements on favorable terms could have a negative effect on our results of operations and financial condition.

A failure of one or more of our key information technology systems, networks, processes, associated sites, or service providers could have a negative impact on our business.

We rely on information technology ("IT") systems, networks, and services, including internet sites, data hosting and processing facilities and tools, hardware (including laptops and mobile devices), software and technical applications and platforms, some of which are managed and hosted by third party vendors to assist us in the management of our business. The various uses of these IT systems, networks, and services include, but are not limited to: hosting our internal network and communication systems; enterprise resource planning; processing transactions; summarizing and reporting results of operations; business plans, and financial information; complying with regulatory, legal, or tax requirements; providing data security; and handling other processes necessary to manage our business. Although we have some offsite backup systems and a disaster recovery plan, any failure of our information systems could adversely impact our ability to operate. Routine maintenance or development of new information systems may result in systems failures, which may have a material adverse effect on our business, financial condition, or results of operations.

Increased IT security threats and more sophisticated cybercrime pose a potential risk to the security of our IT systems, networks, and services, as well as the confidentiality, availability, and integrity of our data. This can lead to outside parties having access to our privileged data or strategic information, our employees, or our customers. Any breach of our data security systems or failure of our information systems may have a material adverse impact on our business operations and financial results. If the IT systems, networks, or service providers we rely upon fail to function properly, or if we suffer a loss or disclosure of business or other sensitive information due to any number of causes, ranging from catastrophic events to power outages to security breaches, and our disaster recovery plans do not effectively address these failures on a timely basis, we may suffer interruptions in our ability to manage operations and reputational, competitive, or business harm, which may have a material adverse effect on our business, financial condition, or results of operations. In addition, such events could result in unauthorized disclosure of material confidential information, and we may suffer financial and reputational damage because of lost or misappropriated confidential information belonging to us or to our partners, our employees, customers, and suppliers. Although we maintain insurance coverage for various cybersecurity risks, in any of these events, we could also be required to spend significant financial and other resources to remedy the damage caused by a security breach or to repair or replace networks and IT systems.

We do not have registered ownership of certain of our trade names in the United States and our intellectual property rights could be infringed or we could infringe the intellectual property rights of others, and adverse events regarding licensed intellectual property, including termination of distribution rights, could harm our business.

Cloudburst possess intellectual property that we license from them that is important to our business. This intellectual property includes our logo, trademarks for the Rooshine brand and various other trademarks, copyrights, patents, ingredient formulas, business processes and other trade secrets. However, neither Cloudburst nor the Company has currently registered ownership of any trademarks or other intellectual property the United States. We and third parties, including competitors, could come into conflict over intellectual property rights. Litigation could disrupt our business, divert management attention and cost a substantial amount to protect our rights or defend ourselves against claims. We cannot be certain that the steps we take to protect our rights will be sufficient or that others will not infringe or misappropriate our rights. Our business is also highly dependent upon our distribution rights. If we are unable to protect our intellectual property rights, including the right to our trade name and logo, our brands, products and business could be harmed and could have a material adverse effect on our business and financial performance.

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We are exposed to market risk from changes in foreign currency exchange rates which could negatively impact profitability.

Although we intend to sell our products in United States dollars pursuant to our distribution agreement with Park Street and letter agreement with CFC, we have, and may be required in the future, to conduct transactions in foreign currencies but report in United States dollars. As a result, there is exposure to foreign currency risk as we enter into transactions denominated in foreign currencies. Our predominant exposures are to the Australian dollar as a result of our agreements with Cloudburst, with respect to the effects on earnings, if the US currency strengthens relative to other currencies, our earnings could be negatively impacted. The translation impact may be more material in the future. We have not utilized risk management tools such as hedging.

We acquire many products from our suppliers that are manufactured in Australia and the United Kingdom. To the extent the Australian, United Kingdom or other currencies appreciate with respect to the U.S. dollar, we may experience cost increases on such purchases. We may not be successful at implementing customer pricing or other actions in an effort to mitigate the related cost increases and thus its profitability may be adversely impacted.

Our distribution contracts may be dependent on our ability to import products and brands successfully.

Currently, we only have a distribution agreement with Park Street and a letter agreement relating to distribution with CFC. Although we believe we are currently in compliance all laws necessary to import our products into the United States, there can be no assurances that our means of importing products, once commercially available, will remain in compliance with the terms and conditions of our distribution agreements. Furthermore, there is no assurance that all our import agreements with Cloudburst and Origin Distillery (as well as the Company’s agreements with Park Street and CFC) will continue to be renewed on a regular basis, or that, if they are terminated, we will be able to replace them with alternative arrangements with other suppliers. Moreover, our ability to continue to distribute imported products on an exclusive basis depends on some factors which are out of our control, such as ongoing consolidation in the wine, beer and spirit industry worldwide, or producers’ decisions from time to time to change their distribution channels, including in the markets in which we operate.

Risks Related to this Offering and Our Securities

The market price of our shares may fluctuate significantly.

The capital and credit markets have recently experienced a period of extreme volatility and disruption. The market price and liquidity of the market for shares may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. Some of the factors that could negatively affect the market price of our shares include:

•	our actual or projected operating results, financial condition, cash flows and liquidity, or changes in business strategy or prospects;

•	equity issuances by us, or share resales by our stockholders, or the perception that such issuances or resales may occur;

•	loss of a major funding source;

•	actual or anticipated accounting problems;

•	publication of research reports about us, or the industries in which we operate;

•	changes in market valuations of similar companies;

•	adverse market reaction to any indebtedness we incur in the future;

•	speculation in the press or investment community;

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•	price and volume fluctuations in the overall stock market from time to time;

•	general market and economic conditions, and trends including inflationary concerns, the current state of the credit and capital markets;

•	significant volatility in the market price and trading volume of securities of companies in our sector, which are not necessarily related to the operating performance of these companies;

•	changes in law, regulatory policies or tax guidelines, or interpretations thereof;

•	any shortfall in revenue or net income or any increase in losses from levels expected by investors or securities analysts;

•	operating performance of companies comparable to us;

•	short-selling pressure with respect to shares of our shares generally;

•	uncertainty surrounding the strength of the U.S. economic recovery; and

•	concerns regarding the United Kingdom’s exit from the European Union.

As noted above, market factors unrelated to our performance could also negatively impact the market price of our shares. One of the factors that investors may consider in deciding whether to buy or sell our shares is our distribution rate as a percentage of our share price relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and conditions in the capital markets can affect the market value of our shares. For instance, if interest rates rise, it is likely that the market price of our shares will decrease as market rates on interest-bearing securities increase.

Shares eligible for future sale may have adverse effects on our share price.

We are offering 500,000,000 shares of our common stock, as described in this Offering Circular. We cannot predict the effect, if any, of future sales of our shares, or the availability of shares for future sales, on the market price of our shares. The market price of our shares may decline significantly when the restrictions on resale by certain of our stockholders lapse.

Sales of substantial amounts of shares or the perception that such sales could occur may adversely affect the prevailing market price for our shares. After the completion of this Offering, we may issue additional shares in subsequent public offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share issuances, which may dilute the existing stockholders’ interests in us.

We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this Offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our products. Pending their use, we may invest the net proceeds from this Offering in a manner that does not produce income or that loses value.

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The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

Although we have no present intention to issue any further shares of preferred stock, we may issue such shares in the future. If we were to issue shares of preferred stock, the rights of the holders of common stock could be impaired by such issuance of preferred stock.  Pursuant to our Amended and Restated Articles of Incorporation, our board of directors has the right, without stockholder approval, to issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock, which could be issued with the right to more than one vote per share, and could be utilized as a method of discouraging, delaying or preventing a change of control. The possible negative impact on takeover attempts as a result of the issuance of such preferred stock could also adversely affect the price of our common stock.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on us. If no or too few securities or industry analysts commence coverage of us, the trading price for our stock would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

Our common stock is traded on the OTC Pink marketplace, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our common stock has historically been quoted on the OTC Pink marketplace, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock”, and we are subject to Rule 15g-9 under the Securities Exchange Act or 1934 (the “Exchange Act”), or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

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For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Risks Related to Management and Personnel

Our management has limited experience in managing and operating a public company. Any failure to comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, results of operations and financial condition.

Our management has limited prior experience managing and operating a public company and will rely in many instances on the professional experience and advice of third parties, including our attorneys and accountants. As a result, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices. Failure to comply with any laws, rules, or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition and could result in delays in developing of an active and liquid trading market for our common stock. To the extent that the market place perceives that we do not have a strong financial staff and financial controls, the market for, and price of, our stock may be impaired.

If we were to lose any of our key management personnel, we may not be able to fully implement our strategic plan, our system of internal controls could be impacted, and our operating results could be adversely affected.

We rely on the continued services of key personnel involved in management, finance, product development, sales, manufacturing and distribution, and, in particular, upon the efforts and abilities of our executive management team. The loss of service of any of our key personnel could have a material adverse effect on our business, financial condition, results of operations, and on our system of internal controls.

If we cannot attract and retain key management personnel, or if our search for qualified personnel is prolonged, our system of internal controls may be affected, which could lead to an adverse effect on our operating results. In addition, it could be difficult, time consuming and expensive to replace any key management member or other critical personnel, and no guarantee exists that we will be able to recruit suitable replacements or assimilate new key management personnel into our organization.

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Our bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our bylaws, provide that Company shall indemnify its officers and directors for any liability including reasonable costs of defense arising out of any act or omission of any officer or director on behalf of the Company to the full extent allowed by the laws of the State of Nevada, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. No officer or director shall be personally liable to the corporation or its stockholders for money damages except as provided in Section 78.037 of the Nevada Revised Statutes. Thus, our company may be prevented from recovering damages for certain alleged errors or omissions by the officers and Directors for liabilities incurred in connection with their good faith acts for our company. Such an indemnification payment might deplete our assets. Stockholders who have questions respecting the fiduciary obligations of the officers and Directors of our company should consult with independent legal counsel. It is the position of the SEC that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations thereunder is against public policy and therefore unenforceable.

Because the risk factors referred to above, as well as other risks not mentioned above, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which ones will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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DILUTION

Investors in this offering will experience immediate dilution from the sale of shares by the Company. If you invest in our shares, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our capital stock after this offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. Net tangible book value dilution per share of common stock to new investors represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of common stock immediately after completion of this offering.

As of December 31, 2017, our net tangible book value was estimated at approximately 292,808, or approximately $0.0006 per share. Net tangible book value is the total net asset value of the Company minus intangible assets and goodwill. After giving effect to our sale of the maximum offering amount of $5,000,000 in securities, assuming no other changes since December 31, 2017, our as-adjusted net tangible book value would be approximately $4,707,000, or $0.0048 per share. At an offering price of $0.01 per share this represents an immediate dilution in net tangible book value of $0.0052 per share to investors of this offering, as illustrated in the following table:

Public offering price per share	$0.01
Net tangible book value per share, negative	$0.0006
Change in net tangible book value per share attributable to new investors	$0.01
Adjusted net tangible book value per share	$0.0048
Dilution per share to new investors in the offering	$0.0052

The above calculations are based on 485,317,243 common shares issued and outstanding as of December 31, 2017 before adjustments up to 500,000,000 more common shares to be outstanding after adjustment, assuming that all shares are sold in the Offering.

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PLAN OF DISTRIBUTION

We are offering up to 500,000,000 shares of our common stock for $0.01 per share, for a total of up to $5,000,000 in gross offering proceeds, assuming all securities are sold. The minimum investment for any investor is $1,000, unless such minimum is waived by the Company, which may be done in its sole discretion on a case-by-case basis. There is no minimum offering amount or provision to return investor funds if any minimum number of shares is not sold, and we may sell significantly fewer shares of common stock than those offered hereby. In fact, there can be no assurances that the Company will sell any or all of the offered shares. All funds received from the Company will be immediately available for its use.

Our common stock is not now listed on any national securities exchange. However, the Company’s common stock is quoted on the OTC Markets Pink marketplace. There is currently only a limited market for our securities and there is no guarantee that a more substantial or active trading market will develop in the future. There is also no guarantee that our securities will ever trade on any listed exchange. Accordingly, our shares should be considered highly illiquid, which inhibits investors’ ability to resell their shares.

Upon this Offering Circular being qualified by the SEC, the Company may offer and sell shares from time to time until all of the shares registered are sold; however, this offering will terminate one year from the initial qualification date of this Offering Circular, unless extended or terminated by the Company. The Company may terminate this offering at any time and may also extend the offering term by 90 days.

Currently, we plan to have our directors and executive officers and directors sell the shares offered hereby on a best-efforts basis. They will receive no discounts or commissions. Our executive officers will deliver this Offering Circular to those persons who they believe might have interest in purchasing all or a part of this offering. The Company may generally solicit investors; however, it must abide by the “blue sky” regulations relating to investor solicitation in the states where it will solicit investors. All shares will be offered on a “best efforts” basis.

Our directors and officers will not register as broker-dealers under Section 15 of the Exchange Act in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. The conditions are that:

•	the person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the 1933 Act, at the time of his participation; and

•	the person is not at the time of their participation an associated person of a broker-dealer; and

•	the person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (i) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (ii) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (iii) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1 of the Exchange Act.

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to hold their positions as officers or directors following the completion of the offering and have not been during the past 12 months and are currently not brokers or dealers or associated with brokers or dealers. They have not nor will they participate in the sale of securities of any issuer more than once every 12 months.

As of the date of this Offering Circular, we have not entered into any arrangements with any selling agents for the sale of the securities; however, we may engage one or more selling agents to sell the securities in the future. If we elect to do so, we will supplement this Offering Circular as appropriate.

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All subscription agreements and checks received by the Company for the purchase of shares are irrevocable until accepted or rejected by the Company and should be delivered to the Company as provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the Company’s Chief Executive Officer or by specific resolution of our board of directors. Any subscription not accepted within 30 days will be automatically deemed rejected. Once accepted, the Company will deliver a stock certificate to a purchaser within five days from request by the purchaser; otherwise purchasers’ shares will be noted and held on the book records of the Company.

In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.  We have not yet applied for “blue sky” registration in any state, and there can be no assurance that we will be able to apply, or that our application will be approved and our securities will be registered, in any state in the US. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

Should any fundamental change occur regarding the status of this offering or other matters concerning the Company, we will file an amendment to this Offering Circular disclosing such matters.

OTC Markets Considerations

The OTC Markets is separate and distinct from the New York Stock Exchange and Nasdaq stock market or other national exchange. Neither the New York Stock Exchange or Nasdaq has a business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to New York Stock Exchange and Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although other national stock markets have rigorous listing standards to ensure the high quality of their issuers and can delist issuers for not meeting those standards; the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Investors may have greater difficulty in getting orders filled than if we were listed on the New York Stock Exchange, Nasdaq or other exchanges. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be considerably lower trading volume than New York Stock Exchange and Nasdaq-listed securities.

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USE OF PROCEEDS TO ISSUER

The following table assumes the maximum number of shares are sold in the Offering, and illustrates the amount of net proceeds to be received by the Company on the sale of shares by the Company, as well as the intended uses of such proceeds over an approximate 12-month period.

Capital Sources and Uses	$500,000	$1,000,000	$2,500,000	$5,000,000
Inventory (1)	$240,000	$480,000	$1,200,000	$2,640,000
Duty (Alcohol) (2)	$40,000	$80,000	$200,000	$440,000
Distribution (3)	$120,000	$240,000	$600,000	$1,320,000
Sales & Marketing (4)	$35,000	$50,000	$200,000	$300,000
Expo, Conventions & Shows (5)	0	$20,000	$40,000	$40,000
Payroll (6)	$65,000	$130,000	$260,000	$260,000

(1)	Inventory – funds allocated to the purchase of physical Rooshine products, finished and ready for distribution.
(2)	Duty (Alcohol) – funds allocated for the payment of duty and excise for the import and sale of alcoholic products in the United States.
(3)	Distribution –funds allocated for shipping and distribution, including individual distributors fees, such as Park Street.
(4)	Sales & Marketing – funds allocated to the maintenance of the Company’s website and social media accounts, as well as for paid advertising through online and print. Also includes the creation of all sales and marketing materials such as leaflets, posters, promotional merchandise.
(5)	Expo, Conventions & Shows – funds allocated for the expense of the advertising at events or physical promotion of the Company’s products at these events but also all related expenses such as promotional merchandise, special offer products and promotions. This also allocates for ‘giveaway’ and sample products at such events and for competitions.
(6)	Payroll – funds allocated for the general staffing of the Company, including the possibility of an internal sales team. The current executive officers and directors of the Company have not been paid for their services. Upon the closing of this Offering, the Company may use funds allocated to this category to also compensate the executive officers and directors for their services rendered.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total offering, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the offering as unanticipated events or opportunities arise. Additionally, the company may, from time to time, need to raise more capital to address future needs.

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DESCRIPTION OF BUSINESS

Overview

The Company was formed under the laws of the State of Nevada in April 1998. The Company’s business is currently focused on the importation, distribution and sale of alcoholic spirits. On April 1, 2018, the Company entered into a Brand Licensing Agreement with Cloudburst Distribution Pty Ltd., an Australian corporation (“Cloudburst”), to be the exclusive distributor of Cloudburst’s Rooshine brand of spirits in North America. The Company’s name represents a combination of Kangaroo and Moonshine made in Australia.

Cloudburst created the Rooshine brand in order to develop a line of spirits some of which will be infused with Australian-grown ingredients Smoked Kangaroo, Crocodile and Emu. Some examples of the products that Cloudburst is developing, and which the Company will distribute once commercially available, include:

•	Rooshine Bourbon is developed with dark chard oak barrels and woods for an extra smooth finish that teases sweetness. This process allows the flavors to linger and the taste of the Australian and Tasmanian woods to come through exposing vanilla and caramel subtleties. The bold ruby color is drawn from our burgundy barrels.

•	Smoked Croc Rooshine Bourbon is distilled from grain with natural flavorings and later infused with smoked crocodile meat using traditional distillation techniques to create a uniquely Australian taste.

•	Rooshine Whisky is a grain liquor with an aging system in which we age our whisky through many different types of oak barrels and woods containing Australian and Tasmanian. This process draws out sophisticated flavors that leave a lingering smooth taste.

•	Rooshine Billabong Honey Whisky produces a strong and complex flavor that lingers and contains a seductive body. Real Australian honey is used in this Whisky.

•	Smoked Emu Rooshine Honey Whisky real Australian honey provides a strong and complex base flavor for this Whisky that is infused with Smoked Emu to provide an exciting and unique taste profile.

•	Smoked Roo Rooshine Whisky the intricate lingering flavor of the Australian honey offsets the whole bodied accent of the infused Smoked Kangaroo.

•	Rooshine Vodka, with a crystal-clear color and smooth body, Rooshine vodka gives an unexpected bite. This vodka can be enjoyed alone on the rocks but is also a perfect companion to any cocktail.

•	Rooshine Dark Rum contains a rich dark molasses complimented by a perfect blend of nutty coffee flavors that come through in the aging process. The aging process gives this rum a smooth bite, complex scents and rugged flavors.

•	Rooshine Spiced Rum contains sweet, exotic spices and a range of native Australian grown ingredients full of unique flavors, such as burnt oaks to gently tossed nuts, herbs and spices.

Currently, none of these products are commercially available for sale in Australia or North America. There can be no assurances that Cloudburst will ever complete development of such products, or that the Company will be able to distribute such finished products into North America.

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Cloudburst

Cloudburst was formed in Australia in February 2014. Cloudburst is a privately-owned corporation and has a fully licensed research and development facility in Western Australia, where it developed the Rooshine brand. Cloudburst currently holds two Australian copyrights on the (1) Rooshine logo design and (2) the “Barrel Aging System,” which relates to Cloudburst’s proprietary aging system that allow for the creation of flavor profiles matching spirits aged for three to ten years in barrel, despite the spirits only being barrel aged only a matter of days.

Pursuant to that certain Brand Licensing Agreement by and between Cloudburst and the Company, Cloudburst has agreed to license the Rooshine brand to Rooshine, Inc. and has granted Rooshine, Inc. the exclusive rights in North America to use the Rooshine brand on and in connection with the marketing, distribution and sale of the Rooshine products in North America. Rooshine, Inc. will pay Cloudburst a licensing fee for the marketing rights of the Rooshine products in North America. Cloudburst, as the creator and owners of the intellectual property will be responsible for filing, maintaining and prosecuting any patents or trademarks related to the Rooshine brand.

The Company has also entered into agreements with Park Street Imports, LLC (“Park Street”) and Christian Fellowship Council (“CFC”) to distribute products once commercially available.

Origin Distillery

According to the terms of the Brand Licensing Agreement, Cloudburst shall cause Origin Distillery to distill and supply all Rooshine products for distribution in North America. Origin Distillery, Inc. was formed under the laws of the State of Florida on May 22, 2018. Zoe Graham is the Executive Chief Officer (who is also a member of our board of directors) and Richard McCall (who is an immediate family member of Zoe Graham and Les McCall) is the Vice President of Origin Distillery.

Park Street

On June 5, 2018, the Company entered into a Services Agreement, pursuant to which Park Street will manage all aspects of Rooshine’s (i) federal compliance, (ii) federal importing, (iii) state compliance, (iv) logistics planning and management related to importation, transportation and storage, (v) insurance, (vi) order processing and customer service, (vii) cash cycle management, including management of invoices and purchase orders, receivables, (viii) accounting, and (ix) reporting in return for a service fee as provided under the Services Agreement. Park Street will process and oversee warehouse orders and direct import orders in the United States. Additionally, Park Street will serve as the Company’s wholesaler and will fulfill retail orders in Florida, New York, New Jersey, and California.

CFC

On January 21, 2018 the Company received a letter agreement from CFC, an operator of hotels in New York and Pennsylvania, pursuant to which the CFC intends to sell 1,000 barrels of the Company’s mini-casks, once commercially available. See “Business – Our Market Growth Strategy”. Additionally, CFC has access to advertising for such products on CFC’s syndicated radio program.

As the letter agreement with CFC is non-binding, there can be no assurances that the Company will ever enter into any binding supply agreement with CFC.

Corporate History

The Company was incorporated under the laws of the State of Nevada in April 1998 under the name Columbialum Ltd. On January 22, 2002, Columbialum Inc. changed its name to Columbialum Staffing Inc. On May 29, 2002, Columbialum Staffing Inc. changed its name to Resolve Staffing, Inc. Resolve Staffing, Inc. was administratively abandoned, and subsequently reinstated in August of 2010 through a court appointed guardian-custodian. In November 2013, Resolve Staffing, Inc. filed another reinstatement with the Secretary of State of Nevada to bring its status current with the State of Nevada. Following reinstatement, Resolve Staffing, Inc. completed an Agreement and Plan of Merger with Choose Rain LLC, a limited liability company organized under the laws of the State of Florida. Pursuant to the terms of the agreement, Choose Rain, LLC was merged with and into Resolve Staffing Inc. on March 7, 2014, with Resolve Staffing, Inc. being the surviving entity). As a result of this merger, Resolve Staffing Inc. changed its name to Choose Rain, Inc.

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Choose Rain LLC’s business plan was to develop and sell sustainable products. Its original product was rainwater captured, filtered, and processed using ultraviolet light and ozone. The rainwater was then bottled in a PET bottle that does not stay in a landfill nearly as long as other plastic bottles remain. However, Choose Rain, Inc. through an Exclusive License Agreement (discussed below) endeavored to produce new products such as organic rainwater-based drinks, varied drinks in sachets, dehydrated sachet fruits and vegetables, organic snacks, hydroponics, aeroponics, herbal supplements, bespoke spirits and other sustainable products.

Pursuant to the terms of the Exclusive License Agreement by and between Choose Rain, Inc., Larry R. Curran, CEO of Choose Rain, Inc., Gabriel’s Ventures LLC, majority shareholder of Choose Rain, Inc., Les McCall, and Cloudburst Distribution Pty Ltd (“Cloudburst), an Australian company, dated August 31, 2016, Cloudburst transferred exclusive and non-exclusive distribution rights, sales, contracts, licenses, inventory, products rights and other items of value to Choose Rain, Inc. in exchange for 112,320,000 shares of common stock of Choose Rain, Inc. (the “Exclusive License Agreement”). In connection with the Exclusive License Agreement, the parties entered into that certain Transfer of Control Agreement. (the “Transfer of Control Agreement”) that provides for the transfer of an additional 200,000,000 shares from Gabriel’s Ventures LLC to Cloudburst Distribution Pty Ltd, if the terms of the agreement are met. As of June 22, 2018, 92,000,000 of these shares have been transferred to Cloudburst Distribution Pty Ltd.

On September 21, 2017, the Company changed its name to Rooshine, Inc., to reflect the Company’s new business line focusing on the importation, distribution and sale of alcoholic spirits.

Going Concern

The Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern, if no revenues are realized after the offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Corporate Information

Our principal executive offices are located at 105 Pine Creek Trail, Ormond Beach, Florida 32174. Our telephone number is (386) 673-7246. The address of our website is www.drinkRooshine.com. Information contained on or accessible through our website is not a part of this Offering Circular and should not be relied upon in determining whether to make an investment decision.

The Company’s securities are currently quoted on the OTC Markets Group Inc.’s OTC Pink marketplace under the symbol “RSAU.”

Our Market Entry Strategy

With the help of the Company’s proposed partners, Cloudburst, Origin Distillery, Park Street and CFC, the Company believes that it will be in a position to market, sell and distribute finished bottles of its products within six weeks of the proceeds of this Offering being received. We in discussion with Park Street, believe our first product to market will be 750 ml bottles of the Company’s flavored whiskey products. As we increase sales and brand awareness, we plan to hire an internal sales team that will also help us to enter into additional distribution agreements across the United States.

Our Growth Strategy

The first planned expansion of our product line beyond 750 ml bottles will be small barrels, or mini-casks, containing our spirits available for front of house venues such as hotels, restaurants, bars and clubs by the end of the third quarter of 2018. To that end, we have already received a letter agreement from CFC, which wishes to sell 1,000 of our mini-casks in the hotels that they operate. We intend to use the same distributors for our mini-casks as we will for our 750 ml bottles.

As the Company engages additional distributors each state and grows its footprint nationally, we intend to supply our products in multiple packaging options such as a variety of bottle sizes, casks, kegs, aluminum cans and unique packaging options such as advent calendars or monthly subscription boxes. We also intend to develop a line of products adjacent to our spirits, such as tee shirts, hats and drinking glasses, in order to support brand promotion outside of the confines of our supply chain.

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Competition and Industry Background

Although our team of professionals has decades of experience in the alcoholic spirits industry, we will compete against a large number of producers and distributors of spirits in North America and Australia, such as Beam Suntory, Inc., which produces Booker, Jim Beam and Makers Mark Brands, Brown-Forman Corporation, which produces Jack Daniels and Woodford Reserve, Davide Campari-Milano S.p.A, which produces Wild Turkey, among others, Diageo PLC, which produces Johnny Walker and Hennessy, Kirin Company, Ltd., which produces Four Roses, and Sazerac Company, Inc., which produces the Buffalo Trace brands. Competition, particularly from companies such as the ones listed herein, have greater financial and marketing resources than ours, could have a material adverse effect on our existing markets, as well as on our ability to expand the market for our products.

Product Design and Development

Cloudburst has a highly qualified and experienced in-house design and graphics team that have developed the Rooshine brand from conception and will continue to develop the brand. Pursuant to the Company’s license agreement with Cloudburst, all future development of the brand will be the ongoing responsibility of Cloudburst and the updates, new products and variations of the Rooshine brand will be passed on to the Company for use in North America.

Government Regulations and Environmental Quality

The distribution of alcohol-based beverages is subject to extensive regulation, which requires our Company to obtain and renew various permits and licenses to import, warehouse, transport, distribute and sell our product. As a condition to holding these permits and licenses, compliance with applicable Federal and State regulations is necessary. Various government regulations applicable to the alcohol-based beverage industry may be changed so as to impose more stringent requirements on our operations.

Additionally, the United States, Canada and other countries in which we operate impose import and excise duties and other taxes on beverage alcohol products in varying amounts which are subject to change. The United States federal budget and individual state, provincial or local municipal budget deficits could result in increased taxes on our products, business, customers or consumers. Various proposals to increase taxes on beverage alcohol products have been made at the federal and state or provincial level in recent years. With regards to the United States, many states have considered proposals to increase, and some of these states have increased, state alcohol excise taxes.

In addition, federal, state, provincial, local and foreign governmental agencies extensively regulate the beverage alcohol products industry concerning such matters as licensing, warehousing, trade and pricing practices, permitted and required labeling, advertising and relations with wholesalers and retailers. Certain federal, state or provincial regulations also require warning labels and signage. New or revised regulations or increased licensing fees, requirements or taxes could also have a material adverse effect on our financial condition or results of operations. Additionally, various jurisdictions may seek to adopt significant additional product labeling or warning requirements or limitations on the marketing or sale of our products as a result of what they contain or allegations that they cause adverse health effects. If these types of requirements become applicable to one or more of our major products under current or future environmental or health laws or regulations, they may inhibit sales of such products.

We believe we are in substantial compliance with all applicable laws and regulations.

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Employees

As of June 22, 2018, the Company had no full-time employees. Currently, Les McCall and Larry Curran are providing the Company management and operational services free of charge. Other uncompensated contributors to the Company include Zoe Graham, Richard McCall, and Jimmy Little. However, after the consummation of this Offering, we intend to enter into written compensation arrangements with Larry Curran, Jimmy Little, Zoe Graham, Richard McCall, Julie McCall and Negasa Hunduma, the terms of which are still being negotiated.

Once the individuals above are employed by the Company, we do not believe that any of our employees will be represented by a union or parties to a collective bargaining agreement. In addition, we believe our employee relations will be good.

Legal Proceedings

We are not currently a party to any material legal proceedings. Although we are not currently a party any material legal proceedings, from time to time, we may be subject to various other legal proceedings and claims that are routine and incidental to our business. Although some of these proceedings may result in adverse decisions or settlements, management believes that the final disposition of such matters will not have a material adverse effect on our business, financial position, results of operations or cash flows.

DESCRIPTION OF PROPERTY

The Company does not have physical premises at this stage. We will establish premises with investment funds in multiple locations as the sales warrant. However, it is possible in the short term to supply direct from Origin Distillery to the distributors warehouses or into bonded warehouses as sales are made. Therefore, the expense of physical premises can be minimized until sales warrant expansion.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

The Company was formed under the laws of the State of Nevada in April 1998.  The Company’s business is currently focused on the importation, distribution and sale of alcoholic spirits.  On April 1, 2018, the Company entered into a Brand Licensing Agreement with Cloudburst Distribution Pty Ltd., an Australian corporation (“Cloudburst”), to be the exclusive distributor of Cloudburst’s Rooshine brand of spirits in North America. The Company’s name represents a combination of Kangaroo and Moonshine made in Australia.

Cloudburst created the Rooshine brand in order to develop a line of spirits some of which will be infused with Australian-grown ingredients Smoked Kangaroo, Crocodile and Emu.  Currently, none of these products are commercially available for sale in Australia or North America.  There can be no assurances that Cloudburst will ever complete development of such products, or that the Company will be able to distribute such finished products into North America.

A.	Plan of Operation: Issuer’s Plan of Operation for the next twelve months.

As of December 31, 2017, the Company was still considered a development stage company. We believe our first product will be 750 ml bottles of the Company’s flavored whiskey products, and we hope to expand our offerings to include mini-casks by the third quarter of 2018.

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B.	Management's Discussion and Analysis of Financial Condition and Results of Operations.

For the years ended December 31, 2017 and 2016 (Unaudited)

Revenues

The Company had no revenues for the year ended December 31, 2017, compared to revenues of $13,332 during the same periods ended December 31, 2016 however, consulting revenues accounted for $12,179 of that revenue. The decrease in revenue was a result of our change in business line.

Cost of Sales

We had no cost of sales for the year ended December 31, 2017, compared to $12,789 during the year ended December 31, 2016. The decrease in cost of sales was a result of our change in business line.

Operating Expenses

Operating expenses for the year ended December 31, 2017 of $22,963 included depreciation of $1,411, public company expenses of $20,087. Other costs included net interest and other income/loss of $14,281 for a loss of $37,175. As of December 31, 2016, we had operating expenses of $72,610. With Guardian Registrar & Transfer electing to convert their convertible note payable, the Company realized a gain ($13,441) from the elimination of the corresponding derivative liability.

Income/Losses

Our net losses were $37,245 and $70,165 for the years ended December 31, 2017 and 2017, respectively. The 2017 loss of $37,245 is composed of interest payments of $11,706, $21,552 in expenses related to operating as a public company, loss on derivatives of $2,576 and $1,411 in depreciation.   See Note 7 of the Financial Statements for further information.

The $70,165 in net loss for December 31, 2016 was primarily due to a $40,000 bad debt incurred from the refusal of a vendor to honor a barter contract in the first quarter 2016, the remaining 2016 loss consists mainly of interest payments of $6,285, $16,678 in expenses related to operating a public company, $13,441 gain on derivatives, $3,269 recovery of abandoned property, $3,377 of losses arising from the Transfer of Control Agreement between Choose Rain, Inc., Gabriel’s Ventures, LLC, Larry R. Curran and Les McCall and $7,620 in depreciation.

Impact of Inflation

We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operating efficiencies.

Liquidity and Capital Resources

During the year ended December 31, 2017, net cash flows used in operating activities were ($2,881) and, in 2016, operations used ($2,066) primarily for the cost of maintaining the public entity. Cash on hand as of December 31, 2016 was $1,009 compared to cash of $35 in the prior year. On the short-term basis, with anticipated growth, we may be required to raise significant additional funds over the next 12 months to support operations. On the long-term basis, we may need to raise capital to grow and develop our new businesses. If we are unable to raise the needed funds on an acceptable basis, we may be forced to cease operations.

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Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Our board of directors is elected annually by our stockholders. The board of directors elects our executive officers annually. Our directors and executive officers are as follows:

Name	Position	Age	Term of Office (1)	Approximate hours per week for part-time employees (2)

Executive Officers:

Larry R. Curran	Chief Executive Officer and Director	70	March 2014 to present.	20 hours per week

Directors:

Les McCall	Chairman	58	April 2018 to present.	N/A

Zoe Graham	Director	32	April 2018 to present.	N/A

Larry R. Curran has served as the Chief Executive Officer of the Company since 2014. Mr. Curran is a hands-on professional with significant turn-around experience in manufacturing, administration and finance. His primary strengths include guiding mid-sized, entrepreneurial businesses in need of leadership and effective management consulting, often the voice of reason. Mr. Curran was a Certified Public Accountant from 1973 until 1980 starting with Crowe Chizek & Company, now Crowe Horvath, a global accounting and professional services network. From 1980 to 1987, he served as Chief Financial Officer for manufacturing companies ranging from a $50 million publicly traded, international medical instruments company to an $8 million privately held government contractor. In this capacity, he purchased, sold, started, managed, financed and closed numerous companies. Over the course of his career he has served as a CFO and consultant to many businesses. Specifically, from 1998 to 2004, he served as the consultant and accountant to Ocean Design, Inc., a manufacturer of sub-sea connectors for the global oil industry. Ocean Design has since sold to Teledyne, an American industrial conglomerate. From 2004 to 2008 he served as the Director of Finance and Information Services at The Homac Companies, a manufacturer of electrical connectors for the utility industry and served as Chairman of the Board of Goodwell Electric Corp, a Taiwanese subsidiary of Homac. Homac was sold to Thomas & Betts, a manufacturer of electrical products in 2008. From 2008 to 2011 he served as the North America Finance Director for Premier Baths, Inc., a manufacturer of walk-in bath tubs. From 2011 to present, he concentrated on Choose Rain LLC, merging it into Choose Rain, Inc., and later changing its name to Rooshine, Inc. Mr. Curran holds a Bachelor of Science in Accounting and Master of Business Administration from Indiana University.

Les McCall has served as the chairman of the board of directors of the Company since April 23, 2018. Mr. McCall has served as a mechanical engineer and project manager for BP Britch Gas, Rolls Royce, Disney, Cyprus Renaissance Paving, and Dalys Engineering. From 2003 to 2006, Mr. McCall served as the policy & planning manager of the Wessex Round Table for Inventors, a club formed by and for inventors, innovators and entrepreneurs, from 2001 to 2007 he served as the managing director of Millennium Bottling Company, a alcoholic spints bottler. From 2002 to 2007, Mr. McCall was the managing director at Hampshire Brewery and from 2008 to 2012 he served as the policy & planning manager of New Horizons Global. Mr. McCall has been a professional advisor of Choose Rain, LLC, from 2012 to present. Additionally, Mr. McCall served as the policy & planning manager of the Bahamas Government Departments of Agriculture & Education from 2012 to 2016. Mr. McCall holds a Master Herbalist Diploma from Online Academies, Master CTU Certification from the UK, and has successfully completed a variety of courses in Liquor Licensing and Responsible Service of Alcohol with the Australian Hotels Association WA. Additionally, he holds a BIIAB Level 2 National Certificate for Personal License Holders from the UK. In addition, he is a member of the UK Guild of Master Craftsmen and is a Budweiser Honorary Beermaster.

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Zoe Graham has served as a director of our board since April of 2018. During her career, Ms. Graham has served as the Creative Director of the innovative organization the Wessex Round Table of Inventors (January 2003 - July 2006), Creative Director of Millennium Bottling Company (February 2001 - November 2007), a UK Bottling and Packaging Machine Manufacturing Company, General Manager and Marketing Specialist of Hampshire Brewery Ltd (July 2002 - August 2007), an Award Winning English Micro-Brewery, and the General Manager and Marketing Specialist for New Horizon Enterprise AU Pty Ltd. (February 2008 - August 2011), a Hospitality Complex based in Australia. From December 2011 until present, Ms. Graham has served as a consultant to the Bahamas Government; the Creative Director and Marketing Specialist of the Bahama Department of Agriculture & Education; Editor-in-Chief of Just Real Health Magazine Ltd.and President of the PTA for Lucaya International School. Ms. Graham holds a Bachelor’s Degree in English & Arts from Portsmouth University.

Family Relationships

Zoe Graham, a board member, is the daughter of Les McCall, the Chairman of the board. There are no other family relationships among the Company’s officers or directors.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter, control person or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

•	Being found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated,

•	Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity,

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity, or

•	Administrative proceedings related to their involvement in any type of business, securities, or banking activity.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities to us since the beginning of fiscal year 2016 until the date of the offering statement to which this offering circular relates. We do not have a compensation committee and compensation for our directors and officers is determined by our board of directors. We have not approved any stock option plan for the compensation of employees and contractors.

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Name and principal position	Capacities in which compensation was received	Fiscal Year	Total Compensation
Larry R. Curran (1)	Chief Executive Officer	2017	$0
		2016	$0
Les McCall (2)	Chairman	2017	$0
		2016	$0
Zoe Graham (2)	Director	2017	$0
		2016	$0

(1)	Historically, we generally employed our named executive officers “at will” and did not have written employment agreements with them, as we did not compensate them for service. As such, we do not presently offer a 401(k) plan or other health or welfare benefits to our executive officers. However, after the consummation of this Offering, we intend to enter into written compensation arrangements with Larry Curran, Jimmy Little, Zoe Graham, Richard McCall, Julie McCall and Negasa Hunduma, the terms of which are still being negotiated.

(2)	As of June 22, 2018, we have not offered members of our board of directors any compensation for their services.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following tables set forth the ownership, as of June 22, 2018, of our shares of stock by each person known by us to be the beneficial owner of more than 10% of our outstanding voting stock, our executive officers and Chairman as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities.

Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. Unless stated otherwise, the business address for these stockholders is 105 Pine Creek Trail, Ormond Beach, Florida 32174.

Title of Class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of Class
Common Stock	Larry R. Curran	2,160,000	None.	00.45%
Common Stock	Zoe Graham	0	None.	00.00%
Common Stock	Les McCall	112,320,000 Direct	108,000,000 shares from Gabriel’s Ventures, LLC	23.14%
Common Stock	5Gabriel’s Ventures, LLC (1)	168,020,000 Direct	None.	34.02%
Common Stock	United Research and Development PTY LTD	67,000,000 Direct	None	13.81%

All officers and directors as group hold 282,500,000 shares of common stock, totaling to 58.21% of the Company’s outstanding common stock. (2)

(1) Mr. Curran and his wife hold all of the shares of Gabriel’s Ventures, LLC as tenants in common.

(2) Because Mr. Curran shares voting and dispositive power over all of the shares of Gabriel’s Ventures, LLC, the total shares of common stock held by all officers and directors as a group includes the Gabriel’s Ventures, LLC shares beneficially owned by Mr. Curran.

32

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Except as described within the section entitled Compensation of Directors and Officers this offering circular, the Company had the following transactions with “Related Persons,” as that term is defined in Item 404 of Regulation S-K, which includes, but is not limited to:

•	any of our directors or officers;

•	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

•	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

License Agreement

Pursuant to the terms of the Exclusive License Agreement by and between Choose Rain, Inc., Larry R. Curran, the Company’s Chief Executive Officer, Gabriel’s Ventures LLC, majority shareholder of Choose Rain, Inc., Les McCall, the Company’s Chairman, and Cloudburst, dated August 31, 2016, Cloudburst transferred exclusive and non-exclusive distribution rights, sales, contracts, licenses, inventory, products rights and other items of value to Choose Rain, Inc. in exchange for up to 112,320,000 shares of common stock of the Choose Rain, Inc. (the “Exclusive License Agreement”). Additionally, the parties entered into that certain Transfer of Control Agreement, in connection with the Exclusive License Agreement, (the “Transfer of Control Agreement”) that would provide for the transfer of an additional 200,000,000 shares from Gabriel’s Ventures LLC to Cloudburst Distribution Pty Ltd, if the terms of the Agreement are met.

The Company announced on July 1, 2016, that a possible change of control as the Company’s debts are retired using profits derived from the Exclusive License Agreement. Both the Company and Gabriel’s Ventures LLC, the majority shareholder, have agreed to the issuance of restricted shares for the transfer of the control block of Gabriel’s 200 million shares to Cloudburst as the Company’s debts are paid. As of December 31, 2017, and pursuant to the Exclusive License Agreement, Gabriel’s has already transferred 92,000,000 control shares. The remaining 108,000,000 shares will be transferred ratable to the Company debt pay-off. As of March 31, 2018, the Company’s debt of $328,000 consists of $126,000 of current liabilities and $201,000 of notes payable. Mr. Curran, the Company’s CEO, has $40,000 of the current liabilities and $55,000 of the notes payable. Further detail regarding the notes payable are discussed below.

The Company currently has the following notes and loans outstanding:

(1)	On March 31, 2016, the Company had a loan payable to Guardian Registrar & Transfer, Inc., an unrelated third party (“Guardian”) at an interest rate of 5% per annum and due on April 4, 2015. Pursuant to the loan agreement, Guardian had the right to convert all or any portion of the accrued interest and unpaid principal balance of this Note into shares of the Company’s common stock at 50% of the average bid prices for the five days prior to notice of conversion. On September 8, 2016, Guardian Registrar & Transfer, Inc., instructed the Company that they were converting their Note Payable into common stock resulting in a reduction of debt, an increase in equity and the elimination of the derivative liability related to their note. The balance of this loan was $14,111 as of September 8, 2016, the date of the conversion. The Company recorded no interest expenses for the quarter and years ended December 31, 2017. The Company recorded interest expenses of $0 and $885 as of the quarter and years ended December 31, 2017 and December 31, 2016.

(2)	The Company has a loan payable to Black Creek Financial LLC, an unrelated third party (“BCF”) at an interest rate of 12% per annum. The loan is due on demand. Pursuant to the loan agreement, BCF has the right to convert all or any portion of the accrued interest and unpaid principal balance of this Note for up to 900,000 shares of the Company’s common stock. The balance of this loan was $39,104 and $34,646, respectively, as of December 31, 2017 and 2016, which were classified as short-term loan payable. The Company recorded interest expenses of $1,041 and $3,960 during the quarter and years ended December 31, 2016. The Company recorded interest expenses of $1,175 and $4,458 for the quarter and years ended December 31, 2017.

33

(3)	The Company has a loan payable to Better Firearms Designs, Inc., an unrelated third party (“BFD”) at an interest rate of 8% per annum and due on demand. BFD has the right to convert all or any portion of the accrued interest and unpaid principal balance of this note for up to 720,000 shares of the Company’s common stock. The balance of this loan was $13,944 and $12,876, respectively, as of December 31, 2017 and 2016, which were classified as short-term loan payable. The Company recorded interest expenses of $256 and $989 during the quarter and years ended December 31, 2016. The Company recorded interest expenses of $277 and $1,069 for the quarter and years ended December 31, 2017.

(4)	The Company has a loan payable to MT Development, Inc., an unrelated third party (“MTD”) at an interest rate of 5% per annum and due on Demand. MTD has the right to convert all or any portion of the accrued interest and unpaid principal balance of this Note into shares of the Company’s common stock at the higher of $0.02 or 75% of the weighted average of the combined trading prices or the ten days prior to notice of conversion for up to 1.8 million shares of the Company common stock. The balance of this loan was $59,305 and $56,418, respectively, as of December 31, 2017 and 2016, which were classified as short-term loan payable. The Company recorded interest expenses of $741 and $2,887 during the quarter and years ended December 31, 2016. The Company recorded interest expenses of $705 and $2,753 for the quarter and years ended December 31, 2017.

(5)	The Company has a loan payable to Incito Labs, an unrelated third party (“Incito Labs”) at an interest rate of 5% per annum and due on December 2, 2015. Incito Labs has the right at any time after Year from the Effective Date, and in whole or in part, to convert the outstanding principal amount of this Note, or any portion of the principal amount hereof, and any accrued Interest, into shares of common stock of the Company. Any amounts a Holder elects to convert will be converted into common stock at a conversion price equal to the lower of $0.01 or seventy-five percent (75%) of the weighted average of the combined trading prices for Common stock for the ten (10) trading days immediately prior to the date a conversion notice is delivered to Company or up to 8,182,968 as of December 31, 2017. The balance of this loan was $30,686 and $28,334, respectively, as of December 31, 2017 and 2016, which were classified as short-term loan payable. The Company recorded interest expenses of $564 and $2,177 during the quarter and years ended December 31, 2016. The Company recorded interest expenses of $611 and $2,352 for the quarter and years ended December 31, 2017. This note is subject to the Embedded Derivatives rules, see below.

(6)	The Company had a loan payable to shareholder at an interest rate of 5% per annum and due on demand. The note is not convertible. The balance of this loan was $28,987 and $27,231, respectively, as of December 31, 2017 and 2016, which were classified as short-term loan payable. The Company recorded interest expenses of $342 and $1,286 during the quarter and years ended December 31, 2016. The Company recorded interest expenses of $362 and $1,580 for the quarter and years ended December 31, 2017.

(7)	The Company currently has a promissory note payable to Mr. Curran, dated as of March 27, 2018. Originally, the note was a convertible note payable to NuView IRA, Inc. However, Mr. Curran paid off the NuView convertible note, and the Company issued a non-convertible note to Mr. Curran, the principal sum of which is $25,500.000. The term of the note is for one year. During the term, quarterly payments of interest in the amount of $500 shall be due and payable on the first day of each quarter, commencing on April 1, 2018.

(8)	During the First quarter 2018, Rooshine, Inc. signed an agreement with GPL Ventures LLC (“GPL”), where GPL will work with Rooshine to guide Company’s SEC efforts and help Rooshine in securing financial investment. Pursuant to the terms of the Convertible Promissory Notes, by and between GPL and the Company, the note is a convertible note payable to GPL with an interest rate of 4% per annum. The principal amount of the note is $10,000 and the maturity date of the note is March 19, 2019. GLP shall have the right, from time to time, to convert any part of the outstanding interest or principal amount of the note into fully paid and non-assessable shares of the Company’s common stock. Upon the conversion of the note, the conversion price will be equal to 50% of the lowest trading price during the twenty-day period prior to the conversion date and the conversion amount shall be the amount of principal or interest electively converted.

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SECURITIES BEING OFFERED

This Offering Circular relates to the sale of up to 500,000,000 shares of our common stock by the Company at a price of $0.01 per share, for gross offering proceeds of up to $5,000,000 if all offered shares are sold. There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of shares is not sold. The minimum amount established for investors is $1,000, unless such minimum is waived by the Company, in its sole discretion. All funds raised by the Company from this offering will be immediately available for the Company’s use.

The Company is currently authorized to issue a total of 5,500,000 shares of common stock with a par value of $0.001 and 200,000 shares of Series B Convertible Preferred Stock with a par value of $0.001. As of March 31, 2018, the Company had 485,317,243 shares of common stock outstanding and no shares of Series B Convertible Preferred Stock outstanding. For the avoidance of doubt, in February 2014, all outstanding shares of the Company’s Series A Convertible Preferred Stock were converted into shares of the Company’s common stock.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the stockholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law. Stockholders may take action by written consent of over 50% of the issued and outstanding common stock of the Company.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available. From inception, the Company has never declared or paid any cash dividends on share profits common stock. The Company has adopted a policy regarding the payment of dividends. Dividends may be paid to stockholders once all divisions are fully operational and profitable. The board may also pay dividends to counter any short selling or undermining of the entity. Although it is the Company’s intention to utilize all available funds for the development of its business, no restrictions are in place that would limit its ability to pay dividends. The payment of any future cash dividends will be at the sole discretion of the Company’s board of directors.

Holders of our common stock have no pre-emptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Market Price, Dividends, and Related Stockholder Matters

Our common stock is not traded on a national exchange, but is quoted on the OTC Markets Group, Inc.’s OTC Pink marketplace. There is only a limited market for our common stock.

The last sale price of the Company’s Common stock on June 21, 2018 was $0.0026 per share.

As of June 22, 2018, there were approximately 201 stockholders.

We do not have an equity incentive plan.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Nevada Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

FINANCIAL STATEMENTS

36

ROOSHINE, INC.

Balance Sheet

As of December 31, 2017 and 2016

(Unaudited)

	Dec-17	Dec-16
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$393	$376
Accounts Receivable	-	-
Inventory	15,386	-
Note receivable	17,927	17,028
Note receivable - related party	-	22,897
Debt Discount	-	-
Other Current Assets	2,500	39,869
TOTAL CURRENT ASSETS	36,206	80,169

PROPERTY & EQUIPMENT
Equipment	11,670	11,670
Accumulated Depreciation	(9,611)	(8,200)
NET PROPERTY AND EQUIPMENT	2,059	3,470

OTHER ASSETS
Other Assets	180,403	120,230
TOTAL OTHER ASSETS	180,403	120,230

TOTAL ASSETS	$218,668	$203,869

LIABILITIES AND STOCKHOLDERS' (DEFICIT) / EQUITY

CURRENT LIABILITIES
Accounts Payable	$41,275	$36,426
Due to Employees	36,771	26,130
Convertible notes payable - current portion	172,026	159,850
Derivative Liability	11,882	9,306
Other Current Liabilities	43,675	21,874
TOTAL CURRENT LIABILITIES	305,629	253,586

LONG-TERM LIABILITIES
Convertible notes payable	25,444	25,444
TOTAL LONG-TERM LIABILITIES	25,444	25,444

TOTAL LIABILITIES	331,073	279,030

STOCKHOLDERS' (DEFICIT) / EQUITY
Preferred stock, $0.001 par value, 200,000 authorized, none outstanding as of December 31, 2017	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 485,317,243 shares issued and outstanding as of December 31, 2017 and 2016	485,317	485,317
Additional paid in captial	(501,604)	(501,604)
Retained earnings (deficit)	(96,118)	(58,874)
TOTAL STOCKHOLDERS' (DEFICIT) / EQUITY	(112,405)	(75,161)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT) / EQUITY	$218,668	203,869

The accompanying notes are an integral part of these financial statements.

37

ROOSHINE, INC.

Statement of Operations

For the Quarter and Years Ended December 31, 2017 and 2016

(Unaudited)

	Quarter Ended	Year Ended	Quarter Ended	Year Ended
	Dec 31, 2017	Dec 31, 2017	Dec 31, 2016	Dec 31, 2016

Revenues
Sales	-	-	-	13,332
Cost of sales	-	-	-	12,789
Gross profit	-	-	-	543

Operating expenses
Selling, general and administrative expenses	5,312	22,963	5,918	72,610

Total Operating Expenses	5,312	22,963	5,918	72,610

Income (loss) from operation	-5,312	-22,963	-5,918	-72,067

Other income (expenses)
Amortization of Debt Discount	-	-	-	-
Gain (Loss) on debt derivative	-2,576	-2,576	-	13,441
Other Income/Loss	-	-	-3,377	-108
Interest (expense)/Income	-3,942	-11,706	-3,095	-11,430

Total other (expenses)	-6,518	-14,282	-6,472	1,903

Income (loss) before income taxes	-11,830	-37,245	-12,390	-70,164

Income taxes	-	-	-	-

Net income (loss)	-11,830	-37,245	-12,390	-70,164

Earnings per common share
Basic	-0	-0	-0	-0
Dilutive	-0	-0	-0	-0

Weighted average common shares outstanding
Basic	485,317,243	485,317,243	485,317,243	485,317,243
Dilutive	485,317,243	485,317,243	485,317,243	485,317,243

The accompanying notes are an integral part of the financial statements

38

ROOSHINE, INC.

Statements of Cash Flows

For the Years Ended December 31, 2017 and 2016

(Unaudited)

	Year Ended	Year Ended
	Dec-17	Dec-16

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(37,245)	$(70,164)
Adjustments to reconcile net income (loss) to net cash (used in) operating activities:
Depreciation	1,411	7,620
Gain (Loss) on Derivative Liability	(2,576)	(13,441)
Changes in operating assets and liabilities:	-	-
Accounts Receivable	-	2,290
Inventory	(15,386)	8,790
Deposit	-	-
Other Assets		31,517
Accounts Payable	4,849	1,314
Due to Employees	11,743	(2,132)
Other Current Liabilities	(34,202)	2,150
NET CASH (USED IN) OPERATING ACTIVITIES	$(71,405)	(32,059)

CASH FLOWS FROM INVESTING ACTIVITIES:
Sale (Purchase) of equipments	-	9,489
License Agreement		(120,230)
Change of Control	60,173	-
Note receivable - related party	-	(933)
NET CASH PROVIDED (USED IN) INVESTING	60,173	(111,674)

CASH FLOWS FROM FINANCING ACTIVITIES:
Contribution to additional paid in capital	-	28,172
Issuance of common Stock	11,248	106,169
Long Term Debt	-	2,504
NET CASH PROVIDED (USED IN) FINANCING	11,248	136,845

NET INCREASE (DECREASE) IN CASH	16.38	-6,888.44

CASH AND CASH EQUIVALENTS:
Beginning of period	376	7,265
End of period	$393	$376

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$1,500	$1,500

The accompanying notes are an integral part of these financial statements.

39

ROOSHINE, INC.

Statement of Stockholder's Equity

As of December 31, 2017

(Unaudited)

	Preferred Stock		Common Stock		Additional	Retained	Total
	$0.001 par value		$0.001 par value		Paid in	Earnings	Stockholders'
	Shares	Amount	Shares	Amount	Capital	(Deficit)	(Deficit)

Balance, December 31, 2014	-	$-	379,148,313	$379,148	$(529,776)	$100,931	$(49,696)

Stock issued	-	-	-	-	-	-	-

Shareholders contribution	-	-	-	-	-	-	-

Net Income	-	-	-	-	-	(89,642)	(89,642)

Balance, December 31, 2015	-	-	379,148,313	379,148	(529,776)	11,291	(139,337)

Stock issued - License Agreement			25,000,000	25,000	25,000		50,000
Stock issued - Debt Conversion			10,938,930	10,939	3,172		14,111
Stock issued - License Agreement			70,230,000	7,023	-		70,230
Net Income	-	-	-	-	-	(70,165)	(70,165)

Balance, December 30, 2016	-	-	485,317,243	485,317	(501,604)	(58,874)	(75,161)

Net Income	-	-	-	-	-	(37,245)	(37,245)

Balance, December 31, 2017	-	$-	485,317,243	485,317	-501,604	-96,119	-112,405.13

The accompanying notes are an integral part of these financial statements.

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NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE QUARTERS AND YEARS ENDED DECEMBER 31, 2017 and 2016

NOTE – 1	ORGANIZATION AND BUSINESS BACKGROUND

Rooshine, Inc., f/k/a Choose Rain, Inc., and f/k/a Resolve Staffing Inc. (the “Company”) was incorporated in the State of Nevada in 1998 in name of Columbialum Ltd. On January 22, 2002, the Company changed its corporate name to Columbialum Staffing Inc., which was subsequently changed to Resolve Staffing Inc. on May 29, 2002. The Company was administratively abandoned and reinstated in August 2010 through a court appointed guardian - custodian. In November 2013, the Company filed another reinstatement with the Secretary of State of Nevada to bring its status current with the State and changed its corporate name to Choose Rain Inc. On September 21, 2017, as part of a Change of Control agreement, the Company again changed its corporate name to Rooshine, Inc., representing a combination of Kangaroo and Moonshine made in Australia. Rooshine’s common shares are quoted on the “Pink Sheets” quotation market under the symbol “RSAU”.

On March 7, 2014, the Company completed an Agreement and Plan of Merger with Choose Rain LLC, a limited liability company organized under the laws of the State of Florida(“Choose Rain LLC”), pursuant to which each unit of membership interest of Choose Rain LLC (“Member Interests”) issued and outstanding immediately prior to the Closing shall be exchanged for and converted (without the surrender of certificates or any other action) into 90,000 fully-paid and non-assessable shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), or total 112,230,000 shares of Common stock of the Company, with the same rights, powers and privileges as the Common stock and all Member Interests were cancelled and retired and ceased to exist. Thus, Choose Rain LLC was merged with and into the Company, whereupon the separate existence of Choose Rain LLC terminated. The Company was the surviving corporation (the “Surviving Corporation”) in the Merger and shall continue to be governed by the laws of the State of Nevada.

The transaction was accounted for as a reverse acquisition and recapitalization of the Company, whereby Choose Rain LLC was deemed to be the accounting acquirer (legal acquiree) and the Company to be the accounting acquiree (legal acquirer).  The accompanying financial statements are in substance those of the Company and Choose Rain LLC, with the assets, liabilities, revenues and expenses of the Company being included effective from the date of transaction.  Accordingly, the financial statements of the accounting acquirer are included for all periods presented as if the recapitalization had occurred at the beginning of the earliest period presented and the operations of the accounting acquiree are included from the date of stock exchange transaction.

NOTE – 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation - The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) under the accrual basis of accounting. The Company has adopted a year end of December 31.

Use of estimates - In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. These accounts and estimates include, but are not limited to, the valuation of accounts receivables, inventories, income taxes and the estimation on useful lives of property, plant and equipment. Actual results could differ from these estimates.

Cash and cash equivalents - The Company considers all highly liquid investments with original maturities of three months or less as cash equivalents. As of December 31, 2017, the Company had no cash or cash equivalent balances more than the federally insured amounts. The Company’s policy is to invest excess funds in only well capitalized financial institutions.

Fixed assets - Fixed assets are carried at cost. Depreciation is computed using the straight-line method of depreciation over the assets estimated useful lives. Maintenance and repairs are charged to expense as incurred; major renewals and improvements are capitalized. When items of fixed assets are sold, or retired, the related cost and accumulated depreciation is removed from the accounts and any gain or loss is included in income.

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Fair value for financial assets and financial liabilities - The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in U.S. GAAP and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and short term notes payable approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at December 31, 2017 nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the period ended December 31, 2017.

Net loss per share - Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share.  Convertible debentures are not considered in the calculations, as the impact of the potential common shares would be to decrease the loss per share. Therefore, no diluted loss per share figure is presented.

The Company has not issued any options or warrants or similar securities since inception.

Stock based compensation - The Company recognizes compensation costs to employees under FASB Accounting Standards Codification 718 “Compensation - Stock Compensation” (“ASC 718”). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options and warrants. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

Equity instruments issued, to other than employees, are recorded based on the fair value of the instruments, as required by FASB Accounting Standards Codification 505, Equity Based Payments to Non-Employees. In general, the measurement date is when either a (a) performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each grant as defined in the FASB Accounting Standards Codification.

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Income taxes - The Company adopts the ASC Topic 740, “Income Taxes” regarding accounting for uncertainty in income taxes, which prescribes the recognition threshold, and measurement attributes for financial statement recognition and measurement of tax positions taken or expected to be taken on a tax return. In addition, the guidance requires the determination of whether the benefits of tax positions will be more likely than not sustained upon audit based upon the technical merits of the tax position. For tax positions that are determined to be more likely than not sustained upon audit, a company recognizes the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement in the financial statements. For tax positions that are not determined to be more likely than not sustained upon audit, a company does not recognize any portion of the benefit in the financial statements. The guidance provides for de-recognition, classification, penalties and interest, accounting in interim periods and disclosure.

For the period ended December 31, 2017, the Company did not have any interest and penalties associated with tax positions. As of December 31, 2017, the Company did not have any significant unrecognized uncertain tax positions.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company can realize their benefits, or that future deductibility is uncertain.

Dividends - The Company has adopted a policy regarding the payment of dividends. Dividends may be paid to shareholders once all divisions are fully operational and profitable. The board may also pay dividends to counter any short selling or undermining of the entity.

Related parties - Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence. A material related party transaction has been identified in Note 3 in the financial statements.

Subsequent events - The Company evaluated for subsequent events through the issuance date of the Company’s financial statements. See Note 8.

Recently issued accounting standards - The Company has reviewed all recently issued, but not yet effective, accounting pronouncements up to ASU 2014-08, and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

Embedded Conversion Features - Notes that are convertible at a discount to market are considered embedded derivatives. The Company evaluates embedded conversion features within convertible debt under ASC 815 “Derivatives and Hedging” to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 “Debt with Conversion and Other Options” for consideration of any beneficial conversion features.

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Derivative Financial Instruments - The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of it financial instruments, including stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income.

For option-based simple derivative financial instruments, the Company uses the Black-Scholes option-pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

Beneficial Conversion Feature - For conventional convertible debt where the rate of conversion is below market value, the Company records a "beneficial conversion feature" ("BCF") and related debt discount.

When the Company records a BCF, the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument (offset to additional paid in capital) and amortized to interest expense over the life of the debt.

Debt Issue Costs and Debt Discount - The Company may record debt issue costs and/or debt discounts in connection with raising funds through the issuance of debt.  These costs may be paid in the form of cash, or equity (such as warrants). These costs are amortized to interest expense over the life of the debt. If a conversion of the underlying debt occurs, a proportionate share of the unamortized amounts is immediately expensed.

Original Issue Discount - For certain convertible debt issued, the Company may provide the debt holder with an original issue discount.  The original issue discount would be recorded to debt discount, reducing the face amount of the note and is amortized to interest expense over the life of the debt.

Extinguishments of Liabilities - The Company accounts for extinguishments of liabilities in accordance with ASC 860-10 (formerly SFAS 140) “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities”. When the conditions are met for extinguishment accounting, the liabilities are derecognized and the gain or loss on the sale is recognized.

NOTE – 3	NOTES RECEIVABLE

Notes Receivable – Related Party- As of December 31, 2017 and 2016, the Company had notes receivable due from related party in amount of $0 and $23,090, for a Purchase Agreement, dated February 14, 2014, between the Company and Gabriel’s Ventures LLC, a limited liability company organized under the laws of the State of Florida owned and controlled by Larry Curran, the Company’s President (“Gabriel’s Ventures”). Pursuant to the Purchase Agreement, Gabriel's Ventures acquired 200,000 Series B Preferred Shares from the Company for a Promissory Note of $20,000, due on February 13, 2018, with annual interest at a rate of 5% per annum. Accordingly, the Company recorded interest income of $878 and $1,127 during the Years ended December 31, 2017 and 2016 in connection with the note receivable.

Pursuant to the Change of Control Agreement, Choose Rain, Inc. agreed to transfer certain non-productive assets related to the Choose Rain brand, rain water bottling rights, and other rainwater related assets to Gabriel’s Ventures LLC in exchange for Gabriel’s Ventures agreeing to transfer the control block to the Australian group. This Note Receivable was cancelled on September 30, 2017 and these assets and rights were transferred effective September 30, 2017 reflected as an Other Asset of $60,173 on the Balance Sheet.

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Notes Receivable – Unrelated Party- As of December 31, 2017 and 2016, the Company had note receivable due from David Phelps, an unrelated third party (“Phelps”) in amounts of $17,927 and $17,855, respectively, in connection with the purchase of Shares in Choose Rain LLC, dated February 3, 2014. Phelps issued the Company a Promissory Note of $15,000, due in varying monthly installments, with annual interest at a rate of 5% per annum. Accordingly, the Company recorded interest income of $873 and $832 during the Years ended December 31, 2017 and 2016 in connection with the note receivable.

NOTE – 4	NOTES PAYABLE

The Company had outstanding notes payable of the following amounts as of December 31, 2017 and 2016:

Notes Payable Summary

As of
Dec 31, 2017
Guardian Registrar & Transfer, Inc., 5% interest rate, due on demand, Convertible (1)	$-
Black Creek Financial LLC, 12% interest rate, due on demand, Convertible (2)	39,104
Better Firearms Designs, Inc, 8% interest rate, due on demand, Convertible (3)	13,944
NuView IRA, Inc., 8% interest rate, due on March 31, 2019, Convertible (4)	25,444
MT Development, Inc., 5% interest rate, due on demand, Convertible (5)	59,305
IncitoLabs, 5% interest rate, due on demand, Convertible (6)	30,686
Shareholder Loan, 5% interest rate, due on demand, Not Convertible (7)	28,987
Total notes payable	$197,470
Less: Current portion of notes payable	(172,026)
Total long-term notes payable	$25,444

(1)	On March 31, 2016, the Company had a loan payable to Guardian Registrar & Transfer, Inc., an unrelated third party (“Guardian”) at an interest rate of 5% per annum and due on April 4, 2015. Pursuant to the loan agreement, Guardian had the right to convert all or any portion of the accrued interest and unpaid principal balance of this Note into shares of the Company’s common stock at 50% of the average bid prices for the five days prior to notice of conversion. On September 8, 2016, Guardian Registrar & Transfer, Inc., instructed the Company that they were converting their Note Payable into common stock resulting in a reduction of debt, an increase in equity and the elimination of the derivative liability related to their note. The balance of this loan was $14,111 as of September 8, 2016, the date of the conversion. The Company recorded no interest expenses for the quarter and Years ended December 31, 2017. The Company recorded interest expenses of $0 and $885 as of the quarter and Years ended December 31, 2017 and December 31, 2016. This note had been subject to the Embedded Derivatives rules, see below.

(2)	The Company has a loan payable to Black Creek Financial LLC, an unrelated third party (“BCF”) at an interest rate of 12% per annum. The loan is due on demand. Pursuant to the loan agreement, BCF has the right to convert all or any portion of the accrued interest and unpaid principal balance of this Note for up to 900,000 shares of the Company’s common stock. The balance of this loan was $39,104 and $34,646, respectively, as of December 31, 2017 and 2016, which were classified as short-term loan payable. The Company recorded interest expenses of $1,041 and $3,960 during the Quarter and Years ended December 31, 2016. The Company recorded interest expenses of $1,175 and $4,458 for the quarter and Years ended December 31, 2017.

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(3)	The Company has a loan payable to Better Firearms Designs, Inc., an unrelated third party(“BFD”) at an interest rate of 8% per annum and due on demand. BFD has the right to convert all or any portion of the accrued interest and unpaid principal balance of this note for up to 720,000 shares of the Company’s common stock. The balance of this loan was $13,944 and $12,876, respectively, as of December 31, 2017 and 2016, which were classified as short-term loan payable. The Company recorded interest expenses of $256 and $989 during the Quarter and Years ended December 31, 2016. The Company recorded interest expenses of $277 and $1,069 for the quarter and Years ended December 31, 2017.

(4)	The Company also has a loan payable to NuView IRA, Inc., an unrelated third party (“NuView”) at an interest rate of 8% per annum and due on March 31, 2019. Pursuant to the Promissory Note, NuView has the right to exchange each $1,000 principal outstanding for .80 Class B units of Choose Rain LLC, up to a cap of 20 Class B units. The balance of this loan was $25,544 and $25,444, respectively, as of December 31, 2017 and 2016, which were classified as short-term loan payable. The Company recorded interest expenses of $500 and $2,000 during the Quarter and Years ended December 31, 2016. The Company recorded interest expenses of $500 and $2,000 for the quarter and Years ended December 31, 2017. See Note 8 – Subsequent Events.

(5)	The Company has a loan payable to MT Development, Inc., an unrelated third party (“MTD”) at an interest rate of 5% per annum and due on Demand. MTD has the right to convert all or any portion of the accrued interest and unpaid principal balance of this Note into shares of the Company’s common stock at the higher of $0.02 or 75% of the weighted average of the combined trading prices or the ten days prior to notice of conversion for up to 1.8 million shares of the Company common stock. The balance of this loan was $59,305 and $56,418, respectively, as of December 31, 2017 and 2016, which were classified as short-term loan payable. The Company recorded interest expenses of $741 and $2,887 during the Quarter and Years ended December 31, 2016. The Company recorded interest expenses of $705 and $2,753 for the quarter and Years ended December 31, 2017.

(6)	The Company has a loan payable to Incito Labs, an unrelated third party (“Incito Labs”) at an interest rate of 5% per annum and due on December 2, 2015. Incito Labs has the right at any time after Year from the Effective Date, and in whole or in part, to convert the outstanding principal amount of this Note, or any portion of the principal amount hereof, and any accrued Interest, into shares of common stock of the Company. Any amounts a Holder elects to convert will be converted into common stock at a conversion price equal to the lower of $0.01 or seventy-five percent (75%) of the weighted average of the combined trading prices for Common stock for the ten (10) trading days immediately prior to the date a conversion notice is delivered to Company or up to 8,182,968 as of December 31, 2017. The balance of this loan was $30,686 and $28,334, respectively, as of December 31, 2017 and 2016, which were classified as short-term loan payable. The Company recorded interest expenses of $564 and $2,177 during the Quarter and Years ended December 31, 2016. The Company recorded interest expenses of $611 and $2,352 for the quarter and Years ended December 31, 2017. This note is subject to the Embedded Derivatives rules, see below.

(7)	The Company had a loan payable to shareholder at an interest rate of 5% per annum and due on demand. The note is not convertible. The balance of this loan was $28,987 and $27,231, respectively, as of December 31, 2017 and 2016, which were classified as short-term loan payable. The Company recorded interest expenses of $342 and $1,286 during the Quarter and Years ended December 31, 2016. The Company recorded interest expenses of $362 and $1,580 for the quarter and Years ended December 31, 2017.

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Embedded Derivatives - Under Financial Accounting Standard Board (“FASB”), U.S. GAAP, Accounting Standards Codification, “Derivatives and Hedging”, ASC Topic 815 (“ASC 815”) requires that all derivative financial instruments be recorded on the balance sheet at fair value. Fair values for exchange traded securities and derivatives are based on quoted market prices. Where market prices are not readily available, fair values are determined using market-based pricing models incorporating readily observable market data and judgment.

The Company issued convertible Notes and has evaluated the terms and conditions of the conversion features contained in the Notes to determine whether they represent embedded or freestanding derivative instruments under the provisions of ASC 815. The Company determined that the conversion features contained in two Notes represent freestanding derivative instruments that meet the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instruments in the Notes is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instruments of the convertible Notes and warrants was measured at the inception date of the Notes and warrants and each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense.

The Company valued the conversion features in its convertible Notes using the Black-Scholes model. The Black-Scholes model values the embedded derivatives based on a risk-free rate of return ranging from 0.12% to 0.25%, grant dates of Notes, the term of the Notes, conversion prices of 50% to 75% of the closing stock prices on the measurement date ranging from $0.0011 to $0.20 and the computed measure of the Company’s stock volatility, ranging from 0.001% to 298%.

Included in the December 31, 2017 and 2016 Balance Sheets are Derivative Liabilities in the amount of $11,882 and 9,306. They arose in the 2nd quarter 2014 with Guardian Registrar & Transfer, Inc., and 4th quarter of 2014 with Incito Labs. See the Convertible Note descriptions above for information on these convertible notes. The derivative Liability balance is revalued quarterly, henceforth, and adjusted as a gain or loss to the statements of operations depending on its value at that time.  On September 8, 2016, Guardian Registrar & Transfer, Inc., instructed the Company that they were converting their Note Payable resulting in an increase in equity and the elimination of the derivative liability related to their note. Included in our Statements of Operations for the Years ended December 31, 2017 and 2016 are $2,576 and $324 in non-cash losses due to the elimination of a Derivative Liability and the note conversion.

Convertible Debt - See the following table for the Convertible Debt Balances at December 31, 2017 and the share conversion balances.

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Convertible Note Holdings
	Effective Conversion Price	NP Balance @ 12-31-17	Shares if Converted
Share Price Dec 31, 2017	0.0050

Black Creek Financial LLC. at an interest rate of 12% per annum and due on October 31, 2012. The loan is due on demand. BCF has the right to convert all or any portion of the accrued interest and unpaid principal balance of this Note into 900,000 the Company Shares at 12-31-17.	0.0434	39,104	900,000

Better Firearms Designs, Inc. at an interest rate of 8% per annum and due on October 31, 2013. The loan is due on demand. BFD has the right to convert all or any portion of the accrued interest and unpaid principal balance of This note together with interest payable thereon may be converted pro-rata into Choose Rain, Inc. shares at a conversion price of $0.0135 per share, 812,990 the Company Shares at 12-31-17.	0.0135	13,944	812,990

NuView IRA, Inc., an unrelated third party (“NuView”) at an interest rate of 8% per annum and due on March 31, 2019. Pursuant to the Promissory Note, NuView has the right to exchange each $1,000 principal outstanding for .80 Class B units of Choose Rain LLC, up to a cap of 20 Class B units, 1,800,000 the Company Shares at 12-31-17.	0.0141	24,944	1,800,000

MT Development, Inc. at an interest rate of 5% per annum and due on June 30, 2015. MTD has the right to convert all or any portion of the accrued interest and unpaid principal balance of this Note into shares of the Company’s common stock at the higher of $0.02 or 75% of the weighted average of the combined trading prices for the ten days prior to notice of conversion, 2,965,249 the Company Shares at 12-31-17.	0.0200	59,305	2,965,249

Incito Labs at an interest rate of 5% per annum and due on December 2, 2015. Pursuant to the agreement, Incito Labs has the right at any time after six months from the Effective Date, and in whole or in part, to convert the outstanding principal amount of this Note, or any portion of the principal amount hereof, and any accrued Interest, into shares of common stock of the Company. Any amounts a Holder elects to convert will be converted into common stock at a conversion price equal to the lower of $0.01 or seventy-five percent (75%) of the weighted average of the combined trading prices for Common Stock for the ten (10) trading days immediately prior to the date a conversion notice is delivered to Company. 8,182,968 the Company Shares at 12-31-17.	0.0038	30,686	8,182,968

		167,983	14,661,207

NOTE – 5	CAPITAL STRUCTURE

The Company was authorized to issue 500,000,000 shares of common stock, par value $0.001, of which 485,317,243 shares were issued and outstanding as of December 31, 2017 and December 31, 2016.

The Company is authorized to issue 200,000 shares of Preferred Stock, par value $0.001 with a conversion ratio of 1 to 1,000 shares of common stock, of which no shares were issued and outstanding as of December 31, 2017 or 2016. On February 26, 2014, 200,000 shares of Convertible Series B Preferred Stock were converted into 200,000,000 shares of common stock of the Company at a conversion ratio of 1 to 1,000 upon the notice of the holder of preferred stock and the approval of the Company’s board of directors.

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NOTE – 6	NET PROFIT (LOSS) PER SHARE

Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments such as options, warrants and convertible securities, unless they reduce a loss or increase earnings per share.  Convertible debentures are not considered in the calculations, as the impact of the potential common shares would be to decrease the loss per share. Therefore, no diluted loss per share figure is presented.

As of December 31, 2017 and 2016, all shares of Convertible Series B Preferred Stock of the Company and the original convertible notes payable had been converted. The remaining convertible promissory notes may dilute future earnings per share.

The following table sets forth the computation of basic and dilutive net income (loss) per share for the year ended December 31, 2017 and 2016.

Weighted Averages

	Year ended	Year ended
	December 31, 2017	December 31, 2016
Numerator:
- Net income (loss)	$(37,245)	$(70,164)
Denominator:
- Weighted average shares outstanding - basic	485,317,243	485,317,243
- Weighted average shares outstanding - dilutive	485,317,243	485,317,243

Net income (loss) per share – basic	(0.0001)	(0.0001)
Net income (loss) per share – dilutive	(0.0001)	(0.0001)

NOTE – 7	GOING CONCERN

These financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

Through December 31, 2017 and 2016, the Company had a Negative Net Worth of $112,405 and $75,161. There are continuing operating losses although these losses have been significantly reduced. The $70,165 in Net Loss for December 31, 2016 was primarily a $40,000 bad debt incurred from the refusal of a vendor to honor a barter contract in the first quarter 2016, the remaining 2016 loss consists mainly of Interest $6,285, $16,678 in expenses related to running a public company, $13,441 gain on Derivative, $3,269 recovery of Abandoned Property, $3,377 cost of Gaining Majority Control and $7,620 in Depreciation.

The 2017 loss of $37,245 is mostly interest of $11,706, $20,087 in public company expenses, $3,377 cost of Gaining Majority Control, Loss on Derivative of $2,576 and $1,411 in Depreciation.

Larry Curran, our Chief Executive Officer, draws no salary nor any other compensation. To maintain cash flow, Mr. Curran has routinely loaned funds to the Company to cover the ongoing costs associated with being a public company.

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Management has taken definitive action and continues to implement changes designed to improve the Company’s financial results and operating cash flows. The actions involve cost-saving initiatives and growth strategies including the expansion of the Company’s business model into new markets and an equity capital infusion. Management believes that these actions will enable the Company to improve future profitability and cash flow in its continuing operations through 2017 and beyond. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of the Company’s ability to continue as a going concern.

Press Releases during the third quarter 2016 on License Agreements and revenues therefrom set the stage for significant growth in the future. In 2016, the Company announced the signing of an Exclusive License Agreement with Cloudburst Distribution Pty Ltd (Cloudburst) where all their USA revenues for any products manufactured and/or sold in the USA, will flow through the Company with the Company retaining a fee of 10% of all revenues. Management believes that these and other financial initiatives should provide solid revenues and profits in the upcoming years. Part of this Agreement requires that all liabilities be repaid before the profits can be used for future opportunities.

To date, Cloudburst has not provided the revenues and profits necessary to eliminate any of the Company’s debt. However, Cloudburst has made considerable headway in securing products, contracts and funding so that they can complete the Change of Control. Absent Cloudburst fulfilling the Change of Control Agreement, Company would need to pursue other initiatives to keep the Company a viable entity.

NOTE – 8	SUBSEQUENT EVENTS

In accordance with ASC Topic 855-10, the Company has analyzed its operations after December 31, 2017 to the date these financial statements were issued.

Also, during the first quarter 2018, Mr. Curran, the Company’s Chief Executive Officer, paid down Company’s Convertible Debt as of December 31, 2017. In order to secure a debt investment in 2014, Company’s CEO offered a personal guarantee to the debt holder, NuView IRA, Inc. who filed a second mortgage against Mr. Curran. On March 22, 2018, Mr. Curran refinanced his personal mortgage debt which required the NuView Note to be retired. Mr. Curran loaned the Company the cash to retire the debt with Mr. Curran stepping into NuView’s position at closing.

There are no other significant subsequent events to report.

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EXHIBITS

The following exhibits are filed with this offering circular:

Exhibit No.	Description
2.1	Amended and Restated Articles of Incorporation, dated May 17, 2018
2.2	Bylaws of Rooshine, Inc.
6.1	License Agreement, by and among Choose Rain, Inc., Larry R. Curran, Gabriel’s Ventures LLC, Les McCall, and Cloudburst Distribution Pty Ltd, dated August 31, 2016
6.2	Transfer of Control Agreement, by and among Choose Rain, Inc., Larry R. Curran, Gabriel’s Ventures LLC, Les McCall, and Cloudburst Distribution Pty Ltd, dated August 31, 2016
6.3	Brand Licensing Agreement, by and between Cloudburst Distribution Pty Ltd, and Rooshine, Inc., dated April 1, 2018
6.4	Park Street Services Agreement with Park Street Imports, LLC, dated June 5, 2018
6.5	Letter Agreement with Christian Fellowship Council, dated January 21, 2018
6.6	Note Payable, by and between Choose Rain, Inc. and Larry R. Curran, dated June 22, 2015
6.7	Promissory Note, by and between Rooshine, Inc. and Larry R. Curran, dated March 27, 2018
12.1	Consent of Waller Lansden Dortch & Davis, LLP*

*	To be filed by amendment.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ormond Beach, Florida, on June 22, 2018.

Rooshine, Inc.

June 22, 2018	By:	/s/ Larry R. Curran
Larry R. Curran
Chief Executive Officer

June 22, 2018	By:	/s/ Larry R. Curran
Larry R. Curran
Chief Financial Officer, Chief Accounting Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Offering circular has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Larry R. Curran	Chief Executive Officer	June 22, 2018
Larry R. Curran

/s/ Larry R. Curran	Chief Financial Officer,	June 22, 2018
Larry R. Curran	Chief Accounting Officer and Treasurer

/s/ Les McCall	Chairman of the Board of Directors	June 22, 2018
Les McCall

/s/ Zoe Graham	Director	June 22, 2018
Zoe Graham

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